As filed with the Securities and Exchange Commission on July 14, 2011
Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XFONE, INC.
 (Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

4899
(Primary Standard Industrial Classification Code Number)

11-3618510
(I.R.S. Employer Identification No.)

5307 W. Loop 289
Lubbock, Texas 79414
Telephone number: (806) 771-5212
__________________________________________________________
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

InCorp Services, Inc.
2360 Corporate Circle, Suite 400
Henderson, NV 89074-7722, USA
Telephone number: (702) 866-2500
________________________________________________
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:
Gersten Savage LLP
Arthur S. Marcus, Esq.
David A. Latimer, Esq.
600 Lexington Avenue
New York, NY 10022-6018
Telephone number: (212) 752-9700
Facsimile number: (212) 980-5192

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if smaller reporting company) ☐	Smaller reporting company☑

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
common stock, par value $0.001 per share	21,119,488	$0.30	$6,335,846.40 (2)	$735.59 (3)
rights to purchase common stock, par value $0.001 per share (3)	21,119,488	N/A	N/A	$0.00 (4)

(1)	This registration statement relates to shares of our common stock, par value $0.001 per share, deliverable upon the exercise of the subscription rights.
(2)
Represents the gross proceeds from the sale of shares of our common stock assuming the exercise of all non-transferable subscription rights to be distributed and additional oversubscriptions up to the maximum amount contemplated in this registration statement.

(3)	Evidencing the rights to subscribe for 21,119,488 shares of common stock, par value $0.001 per share.
(4)	The rights are being issued for no consideration. Pursuant to Rule 457(g)(3) under the Securities Act of 1933, as amended, no separate registration fee is payable.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission (the “SEC” or “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be amended. These securities may not be sold until the Registration Statement filed with the U.S. Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 14, 2011

PRELIMINARY PROSPECTUS

Up to
21,119,488 Shares of common stock Issuable Upon Exercise of Rights to Subscribe for Such Shares at $0.30 per Share

We are distributing, at no charge, to holders of shares of our common stock non-transferable and non-tradable subscription rights to purchase up to 21,119,488 shares of our common stock, par value $0.001 per share. We refer to this offering as the “Rights Offering”. In this Rights Offering, you will receive one subscription right for every one share of common stock owned at 5:00 p.m., New York time (midnight, Israel time), on ______, 2011, the “Record Date”.

Each whole subscription right will entitle you to purchase one share of our common stock at a subscription price of $0.30 per share (the “Subscription Price”), which we refer to as the “Basic Subscription Privilege”. The per share subscription price was determined by our board of directors after taking in consideration the factors described below under the “Determination Of Subscription Price” section beginning on page 21 of this Prospectus. We will not issue fractional shares of common stock in the Rights Offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded up to the nearest whole number a holder would otherwise be entitled to purchase. We understand that some members of the Tel Aviv Stock Exchange Ltd., which we refer to as the “TASE”, may record fractional securities for the accounts of their clients pursuant to their internal policies.

If you fully exercise your Basic Subscription Privilege and other shareholders do not fully exercise their Basic Subscription Privileges, you may also exercise an “Oversubscription Privilege” to purchase on a pro rata basis a portion of the unsubscribed shares at the same subscription price of $0.30 per share, subject to certain limitations as more fully described below.  To the extent you exercise your Oversubscription Privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payment received by the U.S. Subscription Agent will be returned promptly, without interest or penalty. If all of the rights are exercised, the total purchase price of the shares offered in the Rights Offering would be $6,335,846.  The net proceeds to the Company, after deducting offering expenses of $177,736, would be $6,158,110.

This is not an underwritten offering. The shares of common stock are being offered directly by us without the services of an underwriter or selling agent. We are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock not subscribed for through the Basic Subscription Privilege or the Oversubscription Privilege. Therefore, there is no certainty that any shares will be purchased pursuant to the Rights Offering and there is no minimum purchase requirement as a condition to accepting subscriptions.

The subscription rights will expire void and worthless if they are not exercised by 5:00 p.m., New York time (midnight, Israel time), on ______, 2011 unless we extend the Rights Offering period. If you hold your rights through an Israeli brokerage company that holds the rights through our Israeli Nominee Company (Mizrahi Tefahot Nominee Company Ltd.), you must notify your Israeli brokerage company of your election to exercise your rights on or before ________, 2011, at such time (Israel time) as determined by the applicable Israeli brokerage company. The last date for clients of TASE members to deliver their exercise instructions to their respective nominees will be ________, 2011. Any rights not exercised at or before ________, 2011 will expire without any payment to the holders for those unexercised rights.

The issuance of our shares of common stock purchased in the Rights Offering will be made on ________, 2011. The U.S Subscription Agent, Transfer Online, Inc., will mail certificates representing the shares of common stock purchased in the Rights Offering to record holders registered on our shareholder register maintained by it promptly after such date. Beneficial owners of our shares of common stock whose shares are held by a nominee, such as a broker, dealer, bank, trustee or depository (including Mizrahi Tefahot Nominee Company Ltd.), rather than in their own name, will have any shares of common stock acquired in the Rights Offering credited to the account of such nominee on such date. Our Board of Directors reserves the right to change the Subscription Price prior to the effective date of this Prospectus, or to terminate the Rights Offering at any time, for any reason. If the Rights Offering is terminated, all subscription payments received by the U.S. Subscription Agent will be returned promptly, without interest or penalty.

Our shares of common stock are traded on the NYSE Amex LLC (the “Amex”) and the TASE under the symbol “XFN”.  As of July 13, 2011, the closing price of our shares of common stock was $1.18 (Amex) / NIS 4.07 (TASE). We urge you to obtain a current market price for the shares of our common stock before making any determination with respect to the exercise of your rights. The TASE has informed us that it will reduce the opening price of our shares of common stock on the trading day following the Record Date, to reflect the imputed economic benefit of the subscription rights at such time. No such adjustment will be effected by the Amex.

Exercising the rights and investing in our shares of common stock involves a high degree of risk.  We urge you to read carefully this Prospectus, and the “Risk Factors” section beginning on page 14 of this Prospectus, and all other information included or incorporated herein by reference in this Prospectus in its entirety before you decide whether to exercise your rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ________, 2011

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this Prospectus. We encourage you to read the entire Prospectus.

QUESTIONS AND ANSWERS RELATED TO THE RIGHTS OFFERING

The following are examples of what we anticipate may be common questions about the Rights Offering. The answers are based mostly on selected information from this Prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This Prospectus contains more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks relating to the Rights Offering, our business, and our shares of common stock.

Exercising the rights and investing in our securities involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 14 of this Prospectus and all other information included or incorporated by reference in this Prospectus in its entirety before you decide whether to exercise your rights.

Q: What is a Rights Offering?

A: A Rights Offering is a distribution of subscription rights on a pro rata basis to all shareholders of a company to buy a proportional number of additional securities at a given price. We are distributing to holders of shares of our common stock as of 5:00 p.m., New York time (midnight, Israel time), on ______, 2011 (the “Record Date”), at no charge, non-transferable and non-tradable subscription rights to purchase shares of our common stock. You will receive one subscription right for every share of our common stock you own on the Record Date. Each subscription right carries with it a basic subscription privilege and an oversubscription privilege (see below). The subscription rights will be evidenced by subscription rights certificates which may be physical certificates and/or electronic instruments issued through the facilities of the Depository & Trust Clearing Corporation (the “DTC”) in the United States, and the Tel Aviv Stock Exchange Clearing House in Israel (the “TASE Clearing House”).

Q: Why are we engaging in a Rights Offering and how will we use the proceeds from the Rights Offering?

A: The purpose of this Rights Offering is to raise equity capital in a cost-effective manner that allows all shareholders to participate and maintain their proportional ownership interest in the Company. The net proceeds from the Rights Offering will be used for general corporate purposes, including, but not limited to, capital expenditures and working capital.

Q: What will be the proceeds of the Rights Offering?

A: If we sell all the shares being offered, we will receive gross proceeds of approximately $6,335,846. We are offering shares in the Rights Offering with no minimum purchase requirement and with no standby commitment. As a result, there is no assurance that we will be able to sell all or any of the shares being offered. We also reserve the right to limit the exercise of rights by certain shareholders in order to protect against an unexpected “ownership change” for federal income tax purposes. This may affect our ability to receive gross proceeds of up to $6,335,846 in the Rights Offering.

Q: What is the basic subscription privilege?

A: A basic subscription privilege is a right to purchase one (1) share of our common stock at a subscription price of $0.30 per share for each share of common stock owned on the Record Date. A holder may exercise any number of his/her/its rights. For example, if you own 1,000 shares of our common stock on the Record Date, then you will have the right to purchase between 1 to 1,000 shares of our common stock at an aggregate price of $0.30 to $300.00, respectively. We will not issue fractional shares of common stock in the Rights Offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded up to the nearest whole number a holder would otherwise be entitled to purchase. We understand that some TASE members may record fractional securities for the accounts of their clients pursuant to their internal policies.

If you are a beneficial owner that holds your shares of common stock through a broker, dealer, bank, trustee, depository or other nominee (including Mizrahi Tefahot Nominee Company Ltd.) who uses the services of the DTC or the TASE Clearing House (each, a “Nominee”), then DTC or the TASE Clearing House, as the case may be, will credit the account of the Nominee with one (1) right for every one (1) share of common stock you own on the Record Date. Shares of common stock held through a Nominee are referred to as shares which are held in “street name”.

Q: What is the oversubscription privilege?

A: We do not expect that all of our shareholders will exercise all of their basic subscription privilege. If you fully exercise your basic subscription privilege, the oversubscription privilege entitles you to subscribe on a pro rata basis for additional shares of our common stock unclaimed by other holders of rights in this offering at the same subscription price per share. “Pro rata” means in proportion to the aggregate number of shares of our common stock that all subscription rights holders who have requested to purchase pursuant to their respective oversubscription privileges. For example, if X shareholder subscribes for 10 shares and Y shareholder subscribes for 20 shares pursuant to the basic subscription privilege and there are 30 shares available for oversubscription, X would receive the right to purchase 10 of the 30 shares available for oversubscription and Y would receive the right to purchase 20 of the 30 shares available for oversubscription. Payments in respect of the oversubscription privilege are due at the time payment is made for the basic subscription privilege. Any excess Subscription Price payments will be returned, without interest or deduction, promptly after the expiration date of the Rights Offering.

No holder can own, as a result of the exercise of his/her/its basic subscription privilege or the oversubscription privilege a number of shares of our common stock which would result in such holder owning, as of the consummation of the Rights Offering, in excess of 30% of our shares of common stock, on a fully-diluted basis. The U.S. Subscription Agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

We will not issue fractional shares of common stock in the Rights Offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded up to the nearest whole number a holder would otherwise be entitled to purchase. We understand that some TASE members may record fractional shares for the accounts of their clients pursuant to their internal policies.

Q: Who will receive subscription rights?

A: Holders of shares of our common stock will receive one non-transferable and non-tradable subscription right for each share of common stock owned by him/her as of the Record Date.

Q: May shareholders in all states participate in the Rights Offering?

A: Although we intend to distribute the rights to all shareholders, we reserve the right in some states to require shareholders, if they wish to participate, to state and agree upon exercise of their respective rights that they are acquiring the shares for investment purposes only, and that they have no present intention to resell or transfer any shares acquired. Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

Q: Am I required to subscribe in the Rights Offering?

A: No. You may exercise any number of your subscription rights, or you may choose not to exercise subscription rights at all.

Q: What happens if I choose not to exercise my subscription rights?

A: If you choose not to exercise your subscription rights you can still retain your current number of shares of common stock of the Company. However, the percentage of the shares of common stock of the Company that you own will decrease and your voting rights and other rights will be diluted if and to the extent that other shareholders exercise their subscription rights. For more information see “DILUTION” beginning on page 22 of this Prospectus.

Q: May I transfer or trade my subscription rights if I do not want to purchase any shares?

A: No. The rights are non-transferable. Should you choose not to exercise your rights, you may not sell, give away or otherwise transfer your rights except by operation of law, for example, upon the death of the holder. The rights are also non-tradable. There will be no “trading day” on the Amex or the TASE (or any other stock market) for the subscription rights.

Q: How can I transfer the shares of common stock I purchase in the Rights Offering between the AMEX and the TASE?

A: If your shares of common stock are listed on the Amex or the TASE on the Record Date, then the shares of common stock that you acquire in the Rights Offering will be listed on the same stock exchange.  At the request of your Nominee made to the DTC or the TASE Clearing House, as applicable, any shares of common stock can be readily transferred between the Amex and the TASE by way of the DTC account of the TASE Clearing House.

Q: How do I exercise my subscription rights?

A: As soon as practicable after the Record Date we will send a subscription rights certificate to each holder of our shares of common stock that on the Record Date is registered in our shareholder register maintained by Transfer Online, Inc., the U.S. transfer agent of our shares of common stock, which is also acting as the U.S. Subscription Agent for the Rights Offering (the “U.S. Subscription Agent”). The subscription rights certificate will evidence the number of rights issued to each holder and will be accompanied by a copy of this Prospectus.

If you are a registered shareholder, you may exercise your subscription rights by properly completing and executing your subscription rights certificate and delivering it, together with the full Subscription Price for each share of common stock you subscribe for, to the U.S. Subscription Agent on or prior to the expiration date.

If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your subscription rights certificate to the U.S. Subscription Agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering - Guaranteed Delivery Procedures” beginning on page 28 of this Prospectus.

If you are a beneficial owner of our shares of common stock and hold them through a Nominee rather than in your own name, we will ask such Nominee to notify you of the Rights Offering. To indicate your decision, you should complete and return to your Nominee the form entitled “Beneficial Owner Election Form” sufficiently in advance of the expiration of the subscription period in order to ensure timely delivery of a subscription rights certificate reflecting your exercise. Clients of TASE Clearing House members must deliver their completed subscription rights certificates to the applicable member by ________, 2011, or at the time determined by the applicable member. See also “The Rights Offering- Subscription by Beneficial Owners” and “The Rights Offering- Procedures Applicable to Holders of Shares Through our Israeli Nominee Company”.

Q: To whom should I send my forms and payment?

A: If your shares are held by your Nominee, then you should send your subscription documents, subscription rights certificate and payment to that Nominee. If you are a registered holder, then you should send your subscription documents, subscription rights certificate and payment by hand delivery, first class mail or courier service to the U.S. Subscription Agent for the Rights Offering. The address for delivery to the U.S. Subscription Agent is as follows:

Delivery by Hand/Mail/Overnight Courier to:

Attn: Mr. Mark Knight
Transfer Online, Inc.
512 SE Salmon Street
Portland, OR 97214, USA

Your delivery other than in the manner or to the address listed above will not constitute valid delivery.

If you are a record holder that resides in Israel, rather than exercising via the U.S. Subscription Agent, you may, at your option, exercise your subscription rights by delivering your executed subscription rights certificate to our offices in Israel, accompanied by evidence of a wire transfer or a bank check drawn on a bank located in Israel payable to Xfone, Inc. Payment to us may be denominated in U.S. dollars or in NIS, at the representative rate of exchange most recently published by the Bank of Israel at the time of payment. The subscription rights certificate, together with full payment of the Subscription Price, must be received by us on or prior to the expiration date of the Rights Offering.

If you are a client of a TASE member, please see “The Rights Offering- Procedures Applicable to Holders of Shares Through our Israeli Nominee Company” beginning on page 25 of this Prospectus.

Q: After I exercise my rights, can I change my mind and cancel or change my purchase?

A: No. Once you exercise and send in your subscription rights certificate and payment you cannot revoke or change the exercise of your subscription rights, even if you later learn information about the Company that you consider to be materially unfavorable and even if the market price of our shares of common stock falls below the Subscription Price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a price of $0.30 per share. Any rights not exercised at or before the expiration date of the Rights Offering will expire as worthless without any payment to the holders for those unexercised rights.  See “The Rights Offering - No Revocation or Change” beginning on page 24 of this Prospectus.

Q: Are there any conditions to my right to exercise my subscription rights?

A: Yes. The Rights Offering is subject to certain limited conditions. Please see “The Rights Offering - Conditions to the Rights Offering” beginning on page 24 of this Prospectus.

Q: If I exercise my subscription rights, when will I receive the shares of common stock that I purchased in the Rights Offering?

A: We will issue the shares of our common stock purchased in the Rights Offering by our registered shareholders as soon as practicable after the expiration date of the Rights Offering and after allocation of all oversubscription privileges and adjustments have been completed. Beneficial owners of our shares of common stock whose shares are held by their Nominee, rather than in their own name, will have any shares of common stock acquired in the Rights Offering credited to the account of such Nominee on such date. We will not be able to calculate the number of shares to be issued to each exercising holder until 5:00 p.m., New York City time (midnight, Israel time), on the third (3rd) business day after the expiration date of the Rights Offering, which is the latest time by which subscription rights certificates may be delivered to the U.S. Subscription Agent under the guaranteed delivery procedures described under “The Rights Offering - Guaranteed Delivery Procedures” section of this Prospectus.

Q: Will the shares that I receive upon exercise of my rights be tradable on the Amex or the TASE?

A: Our shares of common stock are listed on the Amex and the TASE under the symbol “XFN”. The underlying shares to be issued in the Rights Offering will also be listed for trading on the Amex and the TASE. Such underlying shares issued to “Affiliates” of the Company will bear an appropriate restricted legend.

Q: Will I be charged a sales commission or a fee if I exercise my subscription rights?

A: We will not charge a brokerage commission to rights holders for exercising their subscription rights. However, the transfer agent may charge processing and mailing fees, and if you exercise your subscription rights through a Nominee, you will be responsible for any fees charged by your Nominee.

Q: What are the material United States Federal income tax consequences of receiving or exercising my subscription rights?

A: A holder should not recognize income or loss for United States Federal income tax purposes in connection with the receipt or exercise of subscription rights in the Rights Offering. For a detailed discussion, see the “Material United States Federal Income Tax Consequences” section beginning on page 31 of this Prospectus. You should consult your tax advisor as to the particular consequences of the Rights Offering to you.

Q: What are the material Israeli income tax consequences of receiving or exercising my subscription rights?

A: An Israeli holder will likely not recognize any income, gain or loss for Israeli income tax purposes in connection with the receipt or exercise of the subscription rights. However, no tax ruling from the Israeli Income Tax Authority will be sought for the Rights Offering. See “Certain Israeli Income Tax Consequences” beginning on page 33 of this Prospectus. You should consult your tax advisor as to the particular consequences of the Rights Offering to you.

Q: Is exercising my subscription rights risky?

A: The exercise of your subscription rights involves a high degree of risk. Exercising your rights means buying additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the “Risk Factors” section of this Prospectus and all other information included in this Prospectus before deciding to exercise your subscription rights.

Q: Has the Board of Directors made a recommendation regarding the Rights Offering?

A: Neither we, nor our Board of Directors, U.S. Subscription Agent, Israeli Nominee Company or Information Agent is making any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision based on your own assessment of our business and the Rights Offering, after considering all of the information herein, including the “Risk Factors” section of this Prospectus.

Q: May the Officers, Directors and Significant Shareholders of the Company participate in the Rights Offering?

A: Our Officers, Directors and greater than 5% beneficial shareholders may participate in the Rights Offering, but none of them are obligated to so participate. Such shares issued to “Affiliates” of the Company will be issued with the appropriate restrictive legends and will be subject to the “short swing profit” provisions of Section 16 the Securities and Exchange Act of 1934, as amended.

Q: Does the Company need to achieve a certain participation level in order to complete the Rights Offering?

A: No. We may choose to consummate the Rights Offering regardless of the number of shares actually purchased.

Q: When will the Rights Offering expire?

A: The subscription rights will expire and have no value if they are not exercised prior to 5:00 p.m., New York City time (midnight, Israel time), on _______, 2011, unless we decide to extend the Rights Offering expiration date until a later time. See “The Rights Offering - Expiration of the Rights Offering and Extensions, Amendments and Termination” beginning on page 24 of this Prospectus. The U.S. Subscription Agent must actually receive all required documents and payments before the expiration date.

If you hold your rights through an Israeli brokerage company that holds the rights through our Israeli Nominee Company, Mizrahi Tefahot Nominee Company Ltd. (the “Israeli Nominee Company”), you must notify your Israeli brokerage company of your election to exercise your rights on or before ______, 2011, at such time (Israel time) as determined by the applicable Israeli brokerage company. The related payment will be collected from the clients of TASE members and will be transferred to the Company on ______, 2011. Any rights not exercised at or before ______, 2011 will expire without any payment to the holders for those unexercised rights. See “The Rights Offering - Expiration of the Rights Offering and Extensions, Amendments and Termination” beginning on page 24 of this Prospectus.

If you hold your shares through a Nominee, you will be required to comply with the procedural requirements of such Nominee, including the procedures relating to the last time by which you may be required to provide notice of your intention to exercise your rights. For further information see “The Rights Offering-Subscription by Beneficial Owners” and “The Rights Offering-Procedures Applicable to Holders of Shares Through our Israeli Nominee Company”.

If you do not timely exercise your rights in accordance with the procedures applicable to you, your ability to exercise the rights and purchase the shares of common stock will expire and you will lose your rights under the Rights Offering.

Q: How many shares will be outstanding after the Rights Offering?

A: The number of shares of common stock that will be outstanding after the Rights Offering will depend on the number of shares that are purchased in the Rights Offering. If we sell all of the shares being offered, then we will issue additional 21,119,488 shares of common stock. In that case, we will have 42,238,976 shares of common stock outstanding after the Rights Offering. This would represent an increase of 100% in the number of outstanding shares of common stock. However, we do not expect that all of the subscription rights will be exercised.

Q. How will this Rights Offering affect the price of our shares on the Amex and the TASE?

A. You should not assume or expect that after the completion of the Rights Offering our shares of common stock will trade at or above the Subscription Price in any given time period. The market price of our shares of common stock may decline during or after the Rights Offering, and you may not be able to sell the shares purchased in the Rights Offering at a price equal to or higher than the Subscription Price.

Amex will not reduce the opening price of our shares of common stock at the opening of trading on the Amex Ex-day, which is the first day that our shares of common stock will trade on Amex without entitlement to receive the Rights. The Amex Ex-day for the Rights Offering will be the first trading day on Amex following the Record Date.

The TASE will reduce the opening price of our shares of common stock at the opening of trading on the TASE Ex-day, which is the first day that our shares of common stock will trade on the TASE without entitlement to receive the Rights. The TASE Ex-day for the Rights Offering will be the first trading day on the TASE following the Record Date.

Q: How was the Subscription Price established?

A: Our Board of Directors determined that the Subscription Price should be designed to, among other things, provide an incentive to our current shareholders to exercise their rights. Other factors considered in setting the Subscription Price included the amount of proceeds desired, our need for equity capital, alternatives available to us for raising equity capital, the historic and current market price and liquidity of our shares of common stock, the pricing of similar transactions, the historic volatility of the market price of our shares of common stock, the historic trading volume of our shares of common stock, our business prospects, our recent and anticipated operating results and general conditions in the securities market. The Subscription Price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing the Company. You should not consider the Subscription Price as an indication of the value of the Company or our shares of common stock.

Q: Can the Board of Directors terminate, amend, or extend the Rights Offering?

A: Yes. We have the option to extend the Rights Offering and the period for exercising your subscription rights, although we do not presently intend to do so. Our Board of Directors may terminate or amend the Rights Offering at any time and for any reason. If our Board of Directors terminates, amends or extends the Rights Offering, we will issue a press release notifying our shareholders of the termination, and any money received from subscribing shareholders will be promptly returned, without interest or deduction. If we terminate the Rights Offering, the adjustment made by the TASE to the opening price of our shares of common stock at the opening of trading on the TASE Ex-day (which is the first TASE trading day following the Record Date) will not be reversed. Our Board of Directors / Special Committee reserve the right to amend or modify the terms of the Rights Offering, including the Subscription Price, at any time prior to the effective date of this Prospectus.  See “The Rights Offering - Expiration of the Rights Offering and Extensions, Amendments and Termination” beginning on page 24 of this Prospectus.

Q: What if I have other questions?

A: If you have other questions about the Rights Offering, please contact our Information Agent, Institutional Marketing Services (IMS), by telephone at (203) 972-9200 or, if you are located in Israel, you may also contact Alon Reisser, our General Counsel and Secretary, at 08-6229583, during their respective normal business hours.

FOR A MORE COMPLETE DESCRIPTION OF THE RIGHTS OFFERING, SEE “THE RIGHTS OFFERING” BEGINNING ON PAGE 23 OF THIS PROSPECTUS.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties.  No forward-looking statement can be guaranteed, and actual results may vary materially from those anticipated in any forward-looking statement. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 14 of this Prospectus, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section incorporated herein by reference, and the section entitled “Description of Business” beginning on page 41 of this Prospectus, as well as those discussed elsewhere in this Prospectus.

The aforementioned factors do not represent an all-inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this Prospectus. In particular, this Prospectus sets forth important factors that could cause actual results to differ materially from our forward-looking statements. These and other factors, including general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to us, may be significant, now or in the future, and the factors set forth in this Prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this Prospectus and in other documents that we have filed with the U.S. Securities and Exchange Commission including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

These forward-looking statements speak only as of the date of this Prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

We prepare our financial statements in United States dollars and in accordance with generally accepted accounting principles as applied in the United States, referred to as U.S. GAAP. In this Prospectus, references to “$” and “dollars” are to United States dollars and references to “NIS” and “shekels” are to New Israeli Shekels.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information elsewhere in this Prospectus, including the section entitled “Risks Factors”, regarding us and the shares of common stock being offered for sale by means of this Prospectus.

As used in this Prospectus, references to “the Company”, “we”, “our”, “ours” and “us” refer to Xfone, Inc. and its consolidated subsidiaries, unless otherwise indicated. References to “Xfone” refer to Xfone, Inc. In addition, references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

About us

Xfone was incorporated in the State of Nevada, U.S.A. in September 2000. We are a holding and managing company providing, through our subsidiaries, integrated communications services which include voice, video and data over our Fiber-To-The-Premise (“FTTP”) and other networks. We used to have operations in Israel and the United Kingdom.  Our Board of Directors made a strategic decision to concentrate our operations in the U.S.; accordingly, in the summer of 2010 we disposed of our U.K. and Israeli operations. We currently have operations in Texas, Mississippi and Louisiana and we also serve customers in Arizona, Colorado, Kansas, New Mexico, and Oklahoma.

Following the sale of our U.K. and Israeli operations, we have two wholly owned subsidiaries in the United States. These subsidiaries, and their consolidated subsidiaries, are shown in the following diagram.

Xfone, Inc.
100%
100%
Xfone USA, Inc.
NTS Communications, Inc.
100%
100%
Gulf Coast Utilities, Inc.
eXpeTel Communications, Inc.
100%
PRIDE Network, Inc
100%
NTS Construction Company
100%
Garey M Wallace Company, Inc.
100%
Midcom of Arizona, Inc.
100%
Communications Brokers, Inc.
100%
NTS Telephone Company, LLC
100%
NTS Management Company, LLC

Where you can find us

Our principal executive offices are located at 5307 W. Loop 289, Lubbock, Texas 79414 and our telephone number is (806) 771-5212.
Our offices in Israel are located at 11 Rabbi Akiva Street, Modi'in Illit, 71919 and our telephone number there is + 972 08-6229582.

Our corporate website

For our corporate website please visit www.xfone.com. Our website is not part of this Prospectus.

Summary of the Offering

The following summary describes the principal terms of the Rights Offering, but is not intended to be complete. See the information in the section entitled “The Rights Offering” beginning on page 23 in this Prospectus for a more detailed description of the terms and conditions of the Rights Offering.

Rights Granted
We will distribute to each shareholder of record on the Record Date, at no charge, one non-transferable and non-tradable subscription right for each share of our common stock then owned. The rights will be evidenced by subscription rights certificates. If and to the extent that our shareholders exercise their right to purchase our shares of common stock we will issue up to 21,119,488 shares and receive gross proceeds of up to $6,335,846 in the Rights Offering.

Basic Subscription Privilege	Each basic subscription privilege will entitle the holder to purchase one (1) share of our common stock for the Subscription Price, which shall be paid in immediately available funds.

Oversubscription Privilege
We do not expect that all of our shareholders will exercise all of their basic subscription privileges. If you fully exercise your basic subscription privilege, the oversubscription privilege entitles you to subscribe on a pro rata basis for additional shares of our common stock unclaimed by other holders of rights in this offering at the same subscription price per share. “Pro rata” means in proportion to the aggregate number of shares of our common stock that all subscription rights holders who have requested to purchase pursuant to their respective oversubscription privileges. No holder can own, as a result of the exercise of his/her/its basic subscription privileges or the oversubscription privileges, a number of shares of our common stock which would result in such holder owning, as of the consummation of the Rights Offering, in excess of 30% of our shares of common stock, on a fully-diluted basis. The U.S. Subscription Agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

Subscription Price	$0.30 per share, which shall be paid in immediately available funds.

Record Date	________, 2011

Commencement Date of Subscription Period.	5:00 p.m., New York City time (midnight, Israel time) on ________, 2011

Expiration Date of Subscription Period	5:00 p.m., New York City time (midnight, Israel time), on ________, 2011, subject to extension or earlier termination. If you hold your rights through an Israeli brokerage company that holds the rights through our Israeli Nominee Company (Mizrahi Tefahot Nominee Company Ltd.), you must notify your Israeli brokerage company of your election to exercise your rights on or before ________, 2011 at such time (Israel time) as determined by the applicable Israeli brokerage company. Any rights not exercised at or before ________ ,2011 will have no value and expire without any payment to the holders for those unexercised rights.

Non-Transferability of Rights	The subscription rights are not transferable, other than by operation of law.

Non-Tradability of Rights	The subscription rights are not tradable. There will be no “trading day” on the Amex or the TASE (or any other stock market) for the subscription rights.

Amendment, Extension and Termination
We may extend the expiration date at any time. We may amend or modify the terms of the Rights Offering. We also reserve the right to terminate the Rights Offering at any time prior to the expiration date for any reason, in which event all funds received in connection with the Rights Offering will be returned without interest or deduction to those persons who exercised their subscription rights. If the Rights Offering is terminated, all rights will expire without value and we will promptly arrange for the refund, without interest or deduction, of all funds received from holders of subscription rights. Any termination of the Rights Offering will be followed as promptly as practicable by a public announcement. If our Board of Directors  terminates the Rights Offering, the adjustment made by the TASE to the opening price of our shares of common stock  at the opening of trading on the TASE Ex-day (which is the first day that our shares of common stock will trade on the TASE without entitlement to receive the rights) will not be reversed.

Fractional Shares
We will not issue fractional shares, but rather will round up the aggregate number of shares of common stock you are entitled to receive to the nearest whole number. With respect to shares of our common stock registered on our shareholder register maintained by our U.S. transfer agent, Transfer Online, Inc., including those held in the name of DTC (other than those held for the account of the TASE Clearing House), such rounding will be made with respect to each record and beneficial shareholder. With respect to our shares of common stock held for the account of the TASE Clearing House or in the name of the Israeli Nominee Company (Mizrahi Tefahot Nominee Company Ltd.), such rounding will be made with respect to each nominee rather than each beneficial shareholder. We understand that some TASE members may record fractional securities for the accounts of their clients pursuant to their internal policies.

Procedure for Exercising Rights by Record Holders
You may exercise your subscription rights by properly completing and executing your subscription rights certificate and delivering it, together with the Subscription Price for each share of common stock for which you subscribe, to the U.S. Subscription Agent on or prior to the expiration date.

If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your subscription rights certificate to the U.S. Subscription Agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering - Guaranteed Delivery Procedures” beginning on page 24 of this Prospectus.

If you are a record holder that resides in Israel, rather than exercising via the U.S. Subscription Agent, you may, at your option, exercise your subscription rights by delivering your executed subscription rights certificate to our offices in Israel, accompanied by evidence of a wire transfer or a bank check drawn on a bank located in Israel payable to the Company. Payment to us may be denominated in U.S. dollars or in NIS, at the representative rate of exchange most recently published by the Bank of Israel at the time of payment.

Procedure for Exercising Rights by Beneficial Holders
If you are a beneficial owner who holds our shares of common stock in street name through a Nominee, we will ask your Nominee to notify you of the Rights Offering. If you wish to exercise your rights, you will need to have your Nominee act for you. To indicate your decision, you should complete and return to your Nominee the form entitled “Beneficial Owners Election Form”. You should receive this form from your Nominee with the other Rights Offering materials. You should contact your Nominee if you believe you are entitled to participate in the Rights Offering but you have not received this form. For more information see “The Rights Offering - Subscription by Beneficial Owners” beginning on page 25 of this Prospectus.

If you hold your rights through an Israeli brokerage company that holds the rights through our Israeli Nominee Company (Mizrahi Tefahot Nominee Company Ltd.), you must notify your Israeli brokerage company of your election to exercise your rights on or before__________, 2011 at such time (Israel time) as determined by the applicable Israeli brokerage company. The related payment will be collected from the clients of TASE members and will be transferred to the Company on ______________, 2011.  For more information see “The Rights Offering - Procedures Applicable to Holders of Shares Through our Israeli Nominee Company” beginning on page 25 of this Prospectus.

No Revocation
Once you submit the subscription rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

Payment Adjustments
If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the subscription rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, including any oversubscription rights exercised and permitted, the excess will be returned to you as soon as practicable. You will not receive interest or a deduction on any payments refunded to you under the Rights Offering.

Dilution & Certain Anti-Dilution Rights and Adjustments
If you choose not to exercise your subscription rights you can still retain your current number of shares of common stock, however, the percentage of the shares of common stock that you own will decrease and your voting rights and other rights will be diluted if and to the extent that other shareholders exercise their subscription rights.

In conjunction with the Rights Offering, the Company will amend and/or adjust the terms of certain current warrants and options and/or issue additional warrants and options to provide the holders of such warrants and options with equal fair value after the Rights Offering as they had prior to the Rights Offering.

For more information see “DILUTION” beginning on page 22 of this Prospectus.

Material United States Federal Income Tax Consequences
A holder will not recognize income or loss for United States Federal income tax purposes in connection with the receipt or exercise of subscription rights in the Rights Offering. For a detailed discussion, see “Material United States Federal Income Tax Consequences” beginning on page 31 of this Prospectus. You should consult your tax advisor as to the particular consequences of the Rights Offering to you.

Material Israeli Income Tax Consequences
An Israeli holder will likely not recognize any income, gain or loss for Israeli income tax purposes in connection with the receipt or exercise of the subscription rights. However, no tax ruling from the Israeli Income Tax Authority will be sought for the Rights Offering. See “Certain Israeli Income Tax Consequences” beginning on page 33 of this Prospectus. You should consult your tax advisor as to the particular consequences of the Rights Offering to you.

Issuance of Shares of our Common Stock	We will issue the shares of common stock purchased in the Rights Offering as soon as practicable after the expiration date of the Rights Offering.

Conditions	See “The Rights Offering - Conditions to the Rights Offering”.

No Recommendation to Rights Holders
An investment in shares of our common stock must be made according to your evaluation of our business and the Rights Offering and after considering all of the information herein, including the “Risk Factors” section of this Prospectus. Neither we nor our Board of Directors, U.S. Subscription Agent, Israeli Nominee Company or Information Agent are making any recommendation regarding whether you should exercise your subscription rights.

Use of Proceeds
The net proceeds from this Rights Offering are expected to be used for our working capital needs.  In the event that we do not obtain all or a portion of the maximum proceeds from this Rights Offering, we may need to obtain additional financing.

U.S. Subscription Agent
The U.S. Subscription Agent's main role is to send this Prospectus and the ancillary offering documents to our shareholders who are eligible to participate in the Rights Offering and to collect all of the completed subscription rights certificates and related payments from such shareholders.

The U.S. Subscription Agent for the Rights Offering is Transfer Online, Inc.

Israeli Nominee Company
The Israeli Nominee Company’s main role is to send this Prospectus and the ancillary offering documents to the TASE Clearing House and to collect all of the completed subscription rights certificates and related payments from the TASE Clearing House. For information regarding the process after delivery to the TASE Clearing House, see “The Rights Offering - Procedures Applicable to Holders of Shares Through Our Israeli Nominee Company”.

The Israeli Nominee Company for the Rights Offering is Mizrahi Tefahot Nominee Company Ltd. (Mizrahi Tefahot Hevra Le-Rishumim B.M.)

Information Agent
The Information Agent's main role is to answer any shareholders questions and provide further information about the Rights Offering.

The Information Agent for the Right Offering is Institutional Marketing Services (IMS)

Amex and TASE trading symbol
Shares of our common stock are currently listed for quotation on Amex and TASE under the symbol “XFN”, and any shares issued to you in connection with the Rights Offering will be eligible for trading on the Amex and the TASE. If such shares are issued to “Affiliates” of the Company they will bear the appropriate restricted legends.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below and any risks described in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) before making an investment decision. See the section entitled “Where You Can Get More Information” beginning on page 54 of this Prospectus. Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition, results of operations or future prospects to be materially adversely affected. Our business strategy involves significant risks and could result in operating losses. The market price of our shares of common stock could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, results of operations or future prospects. Some of the statements in this section of the Prospectus are forward-looking statements. For more information about forward-looking statements, please see the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 10 of this Prospectus.

An investment in our securities involves a high degree of risk. We cannot assure prospective investors that we will continue operations or make a profit in the future. No purchase of common stock should be made by any person who cannot afford a total loss of his or her investment.

In addition to the other information provided in this Prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any Common Stock.  You should also consider similar information contained in any other document filed by us with the SEC after the date of this Prospectus before deciding to invest in our securities. If required, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.

RISKS RELATED TO OUR BUSINESS

While we act according to our licenses in the United States, if we do not comply with and continue to follow the terms of such licenses and the relevant laws and regulations, we could lose our licenses to conduct our businesses.

Not complying with, or indeed violating the conditions of our licenses and the related laws and regulations could lead to the loss of or material changes to, our licenses which could have a material adverse effect on our operations. Without such licenses we would not be able to provide any licensed services, resulting in a loss of revenues. Violations of our licenses in the U.S. could also lead to monetary penalties.

We are subject to extensive regulation in the United States which may lead us to incur increased business costs and have negative effects upon our business including revenues and potential profitability.

Regulatory changes pertaining to future regulatory classification of Internet related telephone services, otherwise known as VOIP telephony, may lead to burdensome regulatory requirements and fees, as well as additional interconnection fees to carriers and changes in access charges, universal service, and regulatory fee payments, which would affect our international and long distance services related costs and may have a material impact upon our ability to conduct business, as well as upon our revenues.

If our telecommunications infrastructure or equipment is damaged or inoperative, we may not be able to provide service to our customers.

We rely on our telecommunications equipment, including, but not limited to our switchboard and switches, to provide services to our customers. In the event that such equipment is not able to provide the services for which it is then used, we may not be able to provide services to our customers. While we have back-up for much of this equipment, if any portion of the equipment is unavailable for any extended period of time, it will be difficult to provide service to our customers, might give rise to the ability of our customers to terminate agreements with us, and would generally have a detrimental effect on retaining our customers. In addition, if we are unable to provide service, our customers in the U.S. could lose access to 911 and would not be able to access health and safety services in an emergency. This could result in potential liability for claims of property damage, personal injury, and death because a customer could not contact emergency health and safety services. This also might give rise to the ability of our customers to terminate agreements with us, and would generally have a detrimental effect on retaining our customers.

If our suppliers' telecommunications infrastructure is damaged, it could increase our expenses and we may not be able to provide service to our customers.

We rely on certain suppliers' telecommunications infrastructure in order to provide services to our customers. If their ability to supply such services to us is damaged in any way, we may be required to incur additional costs to replace such services and we may not be able to provide service to our customers.

If our information and billing systems are unable to function properly as our operations grow, we may experience system disruptions, reduced levels of customer service and a declining customer base and revenues.

Over the past years, our business operational systems handle many hundreds of thousands of transactions on a daily basis with our customers and with our interconnected networks. Accordingly, our back-office, transmission, switching, information and billing systems are under increasing stress. We use both internally developed and acquired systems to operate our services and for transaction processing, including billing and collections processing. We must continually improve all of our systems in order to meet increased usage. Furthermore, in the future, in addition to adding many thousands of new customers we may add features and functionality to our products and services using internally developed or third party licensed technologies. Our inability to add software and hardware or develop and upgrade existing technology, transaction processing systems and network infrastructure to meet increased volume through our processing systems or provide new features or functionality, may cause system disruptions, slower response times, reductions in levels of customer service, decreased quality of the user's experience, collection difficulties, delays in reporting accurate financial information, and a declining customer base, revenues and gross margin.

We serve an extremely large number of customers/users and are thus at risk for class action law suits.

Because we provide services to so many customers/users, it is possible that such customers / users may join together in a large or expensive class action to initiate an action. There is currently no class action lawsuit threatened or filed against us, however, class action lawsuits have become much more popular in the United States where we have our operations.

In connection with the sale of our former Israeli subsidiary, Xfone 018 Ltd., we undertook the full and exclusive liability for any and all amounts, payments or expenses which will be incurred by Xfone 018 as a result of a certain request to approve a claim as a class action which was filed in Israel by Eliezer Tzur and others, and is described under the “Legal Proceedings” section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 16, 2011 and incorporated herein by reference.

Terrorist attacks, war, or armed conflict or political economic events or upheavals may lead to a disruption in our services as well as decreased demand.

Terrorist attacks in the United States, as well as the United States involvement in Iraq and Afghanistan may negatively impact consumers' confidence in relying on alternative communication lines. Certain of our key employees, officers and directors are residents of Israel. Accordingly, armed conflicts between Israel and its neighbors, terrorism, political and economic conditions in Israel directly affect the Company's business. Any such occurrences could lead to an interruption in our services and could negatively affect our revenues and results of operations.

Natural disasters and acts of G.od may result in increased costs.

Our wholly owned subsidiary Xfone USA, Inc. is positioned in an environment which has a higher than average propensity to experience hurricanes. In 2005, we suffered adverse affects to our business from Hurricane Katrina. Additionally, our headquarters and those of our wholly owned subsidiaries NTS Communications, Inc. and Xfone USA, Inc. are located in Lubbock, Texas, which is a location where tornadoes are frequent. In the event of another hurricane, or tornado, the cost of rebuilding our facilities, as well as the time spent in rebuilding and organizing our infrastructure might be long and costly. There is no guarantee that we will not be negatively affected in the future by hurricanes, tornadoes, or other natural disasters or acts of G.od.

If we are unable to obtain financing as we grow our business, we may have to curtail our plans and the value of your investment may be negatively affected.

Our future business will involve substantial costs, primarily those costs associated with capital expenses associated with network deployment and upgrades, marketing, business development, and possible mergers and acquisitions. If our revenues are insufficient to fund our operations as we grow our business, we may need traditional bank financing or financing from debt or equity offerings such as this offering. However, if we are unable to obtain financing when needed, we may be forced to curtail our operations, which could negatively affect our revenues and potential profitability and the value of your investment. There can be no assurance that we will be able to obtain additional financing when needed or if available that it will be on commercially reasonable terms.

Should our agreements with our principal supplier, AT&T Inc., be cancelled, our operations will be negatively impacted.

We are dependent on AT&T Inc. which is our principal supplier. AT&T Inc. is required to provide us with services according to applicable regulations and its licenses to operate as a telecommunications provider in the United States. Should our agreements involving our principal supplier be cancelled, our operations may be negatively impacted.

We may be unable to adequately compete with our competitors.

The telecommunications business is very competitive. Our competitors may be able to adapt more quickly to changes in customer needs or to devote greater resources than we can to developing and expanding our services. Such competitors could also attempt to increase their presence in our markets by forming strategic alliances with other competitors, by offering new or improved products or services or by increasing their efforts to gain and retain market share through competitive pricing. Companies which currently view our services as complementary to their own (such as mobile network operators) may decide, where the regulatory regime permits, to change this policy and bar their customers from accessing our services or charge their customers a premium to access our services. As the market for our services matures, price competition and penetration into the market is likely to intensify. Such competition may adversely affect our gross profits, margins and results of operations. There can be no assurance that we will be able to continue to compete successfully with existing or new competitors.

Our management decisions are made by our President, Chief Executive Officer and Director, Guy Nissenson, and our Treasurer, Chief Financial Officer, Principal Accounting Officer and Director, Niv Krikov; if we lose their services, our operations will be negatively impacted.

The future success of our business is largely dependent upon the expertise of our President, Chief Executive Officer and Director, Guy Nissenson, and our Treasurer, Chief Financial Officer, Principal Accounting Officer and Director, Niv Krikov. Because Messrs. Nissenson and Krikov are essential to our operations, you must rely on their management decisions. We have not obtained any “key man” life insurance relating to Messrs. Nissenson or Krikov. There is no assurance that we would be able to hire and retain another President/Chief Executive Officer or Treasurer/Chief Financial Officer/ Principal Accounting Officer with comparable expertise. As a result, the loss of either Mr. Nissenson's or Mr. Krikov’s services could have a materially adverse affect upon our business, financial condition, and results of operation.

We are adversely affected by the devaluation of the U.S. Dollar against the New Israeli Shekel and could be adversely affected by the rate of inflation in Israel.

All of our revenues are generated in U.S. dollars. Substantially all of our long-term debt is incurred in NIS. As a result, inflation in Israel and/or the devaluation of the U.S. dollar in relation to the NIS has and may continue to have the effect of increasing the cost in U.S. dollars of financing expenses; hence, our U.S. dollar-measured results of operations are and may continue to be adversely affected. Because exchange rates between the NIS and the U.S. dollar fluctuate continuously, exchange rate fluctuations have an impact on our profitability and period-to-period comparisons of our results of operations.

Certain of our loans facilities contain a number of restrictions and obligations that may limit our financial flexibility.

Certain of our loans contain a number of restrictive covenants that limit our financial flexibility. These covenants, among other things, restrict our right to pledge our assets, make loans or give guarantees, and engage in mergers or consolidations. Our ability to continue to comply with these and other obligations depends in part on the future performance of our business. There can be no assurance that such obligations will not have a materially adverse affect on our ability to finance our future operations.

RISKS RELATED TO OUR SHARES OF COMMON STOCK

There is a limited market for our common stock, and an active trading market for our common stock may never develop, which may make it difficult to resell your shares.

Trading in our stock has been limited and has been characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. Therefore, shareholders should be aware that the lack of exposure to our stock in the investment community could consequently be reflected by a lack of market trading upon the issuance of material information that could he perceived as disappointing or very encouraging from a market point of view. This could result in an inability for shareholders to be able to dispose of their shares.

Our shares of common stock are traded on more than one market and this may result in price variations.

Our shares of common stock are currently traded on the Amex, and the TASE. Trading in our shares of common stock on these markets takes place in different currencies (dollars on the Amex, and NIS on the TASE), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). The trading prices of our shares of common stock on these two markets may differ due to these and other factors. Any decrease in the trading price of our shares of common stock on one of these markets could cause a decrease in the trading price of our shares of common stock on the other market.

Future sales of our shares in the public market or issuances of additional securities could cause the market price for our shares of common stock to fall.

As of July 13, 2011, we had 21,119,488 shares of Common Stock issued and outstanding. In addition, we have reserved 5,489,595 shares of common stock for issuance under our 2004 Stock Option Plan, 7,930,500 shares of common stock for issuance under our 2007 Stock Incentive Plan, and 4,569,774 Shares of Common Stock underlying warrants. If a large number of shares of our common stock is sold in a short period, the price of our shares of common stock would likely decrease.

RISKS RELATED TO OUR NON-CONVERTIBLE BONDS

If we are unable to make the principal or interest payments on our Bonds (as defined below) our business will be materially adversely affected.

On December 13, 2007, we issued non-convertible bonds to Israeli institutional investors, for total gross proceeds of NIS 100,382,100 (approximately $25,562,032, based on the exchange rate as of December 13, 2007). The non-convertible bonds accrue annual interest that is paid semi-annually on the 1st of June and on the 1st of December of every year from 2008 until 2015 (inclusive). The principal of the non-convertible bonds is repaid in eight equal annual payments on the 1st of December of every year from 2008 until 2015 (inclusive). The principal and interest of the non-convertible bonds are linked to the Israeli Consumer Price Index.  The non-convertible bonds currently carry an interest rate of 8%.  As of June 30, 2011 we had approximately $21,043,071 in principal and interest payments due on the non-convertible bonds over the next five years. If we are unable to make the principal or interest payments on the non-convertible bonds when due, then our business will be materially adversely affected.

We are a holding and managing company and our ability to meet our obligations under our non-convertible bonds largely depends upon the financial condition and indebtedness of our operating subsidiaries.

We are a holding and managing company with no significant assets other than our interest in our subsidiaries. Therefore, our ability to make interest and principal payments on our non-convertible bonds largely depends upon the future performance and the cash flow of our operating subsidiaries. In addition, our non-convertible bonds are structurally subordinated to the indebtedness of our subsidiaries.

We may not be able to make our debt payments in the future.

Our ability to meet our debt obligations will depend on whether we can successfully implement our strategy, as well as on financial, competitive, and other factors, including some factors that are beyond our control. If we are unable to generate sufficient cash flow from operations to meet principal and interest payments on our debt, we may have to refinance all or part of our indebtedness. In addition, cash flows from our operations may be insufficient to repay in full at maturity our non-convertible bonds, in which case our non-convertible bonds may need to be refinanced. Our ability to refinance our indebtedness, including our non-convertible bonds, will depend on, among other things:

•	our financial condition at the time;
•	restrictions in agreements governing our debt; and
•	other factors, including market conditions.

We cannot ensure that any such refinancing would be possible on terms that we could accept or that we could obtain additional financing. If refinancing will not be possible or if additional financing will not be available, we may have to sell our assets under circumstances that might not yield the highest prices, or default on our debt obligations, including our non-convertible bonds, which would permit our non-convertible bond holders and holders of other outstanding indebtedness to accelerate their maturity dates.

Our indebtedness and debt service obligations have increased with the issuance of our non-convertible bonds, which may adversely affect our cash flow, cash position and share price.

We intend to fulfill our debt service obligations from existing cash, investments and our operations. In the future, if we are unable to generate cash or raise additional cash financings sufficient to meet these obligations and need to use existing cash or liquidate investments in order to fund these obligations, we may have to delay or curtail marketing and network development programs. Our indebtedness could have significant additional negative consequences, including, without limitation:

•
requiring the dedication of a portion of our expected cash flow to service our indebtedness, thereby reducing the amount of our expected cash flow available for other purposes, including funding our marketing programs and other capital expenditures;

•	increasing our vulnerability to general adverse economic conditions;
•	limiting our ability to obtain additional financing; and
•	placing us at a possible competitive disadvantage to less leveraged competitors and competitors that have better access to capital resources.

Our non-convertible bonds are linked to the Israeli consumer price index, which may entail significant risks not associated with similar investments in a conventional debt security.

An investment in our non-convertible bonds, the premium and the interest on principal of which is determined by reference to the Israeli Consumer Price Index, referred to as the CPI, may entail significant risks not associated with similar investments in a conventional fixed or floating rate debt security, including the risks that:

•	the resulting interest rate will be less than that payable on a conventional debt security at the same time;
•	the method or formulae for determining the CPI may change and that we will have no control over these changes; and
•	the risks of investing in our non-convertible bonds encompasses risks relating to the CPI and risks that are unique to the Offering itself.

Neither the current nor the historical value of the CPI should be taken as an indication of future performance of the CPI during the term of our non-convertible bonds. In addition, the value of our non-convertible bonds in the market, including the secondary market, may be subject to greater levels of risk than is the value of other conventional debt securities. The secondary market, if any, for our non-convertible bonds will be affected by a number of factors, independent of our creditworthiness and the value of the CPI, including the volatility of the CPI, the time remaining to the maturity of our non-convertible bonds, the amount outstanding of such non-convertible bonds and market interest rates. The value of the CPI is affected by, and sometimes depends on, a number of interrelated factors, including direct government intervention and economic, financial, regulatory, and political events, over which we have no control.

Our non-convertible bonds may not serve as an effective hedge against inflation.

The CPI to which our non-convertible bonds are linked is a measure of inflation and may be subject to significant fluctuations. You should also consider the following additional risks with respect to our non-convertible bonds:

The CPI, as to which interest and principal payments are linked, is only one measure of inflation for Israel, and therefore the CPI may not correlate perfectly with the rate of inflation experienced by residents in Israel.

The seasonal nature of the CPI may result in higher or lower inflation rates being observed for any sub-period than the rate in relation to any particular interest period.

Interest and principal payments of non-convertible bonds may be based on a calculation made by reference to the inflation rate for a period which is several months prior to the date of payment of the non-convertible bonds and therefore could be substantially different from the level of inflation at the time of the payment of interest or, as the case may be, principal on the non-convertible bonds.

Our non-convertible bonds are not secured by any of our assets. However, certain of our assets have already been pledged to our creditors and we may incur additional liabilities that may be secured by our assets and, therefore, our prior and future lenders may have a prior claim on our assets.

Our non-convertible bonds are not secured by any of our assets. We have in the past and may in the future enter into financing arrangements that are secured by a pledge of certain or all of our assets. Therefore, our non-convertible bonds are effectively subordinated to our existing and future secured debt. If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under these instruments will be entitled to exercise the remedies available to a secured lender under applicable laws and pursuant to instruments governing such debt. Accordingly, these lenders may have a prior claim on certain of our assets. Because the non-convertible bonds are not secured by any of our assets, it is possible that our remaining assets might be insufficient to satisfy claims of holders of non-convertible bonds in full.

There are no restrictions in the indenture governing our non-convertible bonds relating to our ability to incur indebtedness (including secured indebtedness) or complete other transactions which could result in our incurring obligations which are similar to our non-convertible bonds’ status.

The indenture governing our non-convertible bonds contains no provisions to afford you protection in the event of a highly leveraged transaction, such as a leveraged recapitalization, that would increase the level of our indebtedness, or a change in control. The indenture governing our non-convertible bonds does not restrict us from incurring additional debt or guaranteeing indebtedness, nor does it limit the amount of indebtedness that we can issue in the future. If we incur additional debt or liabilities, our ability to pay our obligations on our non-convertible bonds could be adversely affected. If an event of default occurs under secured indebtedness, the lenders thereunder will have the right to exercise the remedies (such as foreclosure) available to a secured lender under applicable law and the agreements governing the indebtedness. Since our non-convertible bonds are unsecured, the lenders under any secured indebtedness would have a prior claim on our assets.

RISKS RELATED TO THE RIGHTS OFFERING

If you do not exercise your subscription rights, your ownership interest will be diluted upon the completion of the Rights Offering.

The Rights Offering will result in the Company having more shares of its common stock issued and outstanding.  To the extent that you do not exercise your rights under the Rights Offering and the Company’s shares being offered pursuant thereto are purchased by other shareholders, your proportionate ownership and voting and other rights in the Company will be reduced.  As such, the percentage that your original shares represent of our outstanding common stock after the Rights Offering will be diluted. For more information see “DILUTION” beginning on page 22 of this Prospectus.

The price of our shares of common stock is volatile.

The stock markets in general have experienced during the past few years extreme price and volume fluctuations. The market prices of the securities of communications technology companies have been extremely volatile, and have experienced fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations could adversely affect the market price of our shares of common stock.

The market price of our shares of common stock may continue to fluctuate substantially due to a variety of factors, including, but not limited to:

•	any actual or anticipated fluctuations in our or our competitors' revenues and operating results;
•	shortfalls in our operating results from levels forecast by us or by securities analysts;
•	public announcements concerning us or our competitors;
•	the introduction or market acceptance of new products or service offerings by us or by our competitors;
•	changes in product pricing policies by us or our competitors;
•	changes in security analysts' financial estimates;
•	changes in accounting principles;
•	sales of our shares by existing shareholders; and
•	the loss of any of our key personnel.

In addition, economic, political, and market conditions and military conflicts and, in particular, those specifically related to the United States and Israel, may affect the market price of our shares.

The subscription price determined for the Rights Offering is not necessarily an indication of the fair value of our shares of common stock.

The Subscription Price for the shares of our common stock pursuant to the Rights Offering is $0.30 per share of our common stock. The Subscription Price was determined by our Board of Directors and represents a discount to the market price of a share of common stock on the date that the Subscription Price was determined. No assurance can be given that the market price for our shares of common stock during the Rights Offering will continue to be above or even equal to the Subscription Price or that a subscribing owner of rights will be able to sell the shares of common stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price.

Once you subscribe for our shares pursuant to the Rights Offering, you are committed to buying shares of our common stock at a price which may be above the prevailing market price.

Once you exercise your subscription rights, you may not revoke, cancel or amend the exercise of such rights. The trading price of our shares of common stock may decline before the Rights Offering is consummated, and you may not be able to sell the shares purchased in the Rights Offering at a price equal to or higher than the Subscription Price. If you exercise your subscription rights and, thereafter, the trading price of our shares of common stock decreases below the Subscription Price, you will have committed to buying shares of our common stock at a price above the prevailing market price, in which case you will have an immediate, unrealized loss.  No assurance can be given that following the exercise of your subscription rights you will be able to sell your shares of common stock at a price equal to or greater than the Subscription Price paid for such shares.  As such, you may lose all or part of your investment in our shares of common stock. Further, until the shares purchased under the Rights Offering are issued to you, you will not be able to sell such shares of our common stock.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights may be rejected.

Shareholders who desire to purchase shares in the Rights Offering must act promptly to ensure that all required forms and payments are actually received as provided herein before the expiration date of the Rights Offering. If you are a beneficial owner of shares, but not a record holder, you must act promptly to ensure that your Nominee acts for you and that all required forms and payments are actually received as provided herein before the expiration date of the Rights Offering. We will not be responsible if your Nominee fails to ensure that all required forms and payments are actually received as provided herein before the expiration date of the Rights Offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures of the Rights Offering, we may reject your subscription or accept it only to the extent of the payment received. Neither we nor the U.S. Subscription Agent, the Israeli Nominee Company or the Information Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

Significant sales of our shares of common stock, or the perception that significant sales thereof may occur in the future could adversely affect the market price for our shares of common stock.

The sale of substantial amounts of our shares of common stock could adversely affect the price of these securities. Sales of substantial amounts of our shares of common stock in the public market, and the availability of shares for future sale could adversely affect the prevailing market price of our shares of common stock and could cause the market price of shares of our common stock to remain low for a substantial amount of time.

We may terminate the Rights Offering at any time in which event our only obligation would be to return your subscription payments.

We may, in our sole discretion, decide not to continue with the Rights Offering or to terminate the same, in which case our only obligation would be to return to you, without interest or penalty, all subscription payments received by the U.S. Subscription Agent or us.

You may not receive any or all of the amount of rights for which you oversubscribed.

Holders who fully exercise their basic subscription privileges will be entitled to subscribe for additional rights that remain unsubscribed as a result of any unexercised basic subscription privileges. Oversubscription privileges will be allocated pro rata among rights holders who oversubscribed, based on the number of oversubscription privileges to which they subscribed. You may not receive any or all of the amount of rights for which you oversubscribed. For example, if the prorated amount of rights allocated to you in connection with your oversubscription privilege is less than your oversubscription request, then the excess funds held by the U.S. Subscription Agent or us on your behalf will be returned to you promptly without interest or penalty and we will have no further obligations to you. Furthermore, you cannot own, as a result of the exercise of your oversubscription privilege a number of shares of our common stock which would result in you owning, as of the consummation of the Rights Offering, in excess of 30% of our shares of common stock, on a fully-diluted basis.

The receipt of the rights may be treated as a taxable distribution to you.

The distribution of the subscription rights in the Rights Offering likely will be non-taxable under U.S. federal income tax laws. Please see the discussion under “Material U.S. Federal Income Tax Consequences” beginning on page 31 of this Prospectus. This position is not binding on the Internal Revenue Service or the courts, however, if the rights were deemed to be part of a “disproportionate distribution” under U.S. income tax laws, a U.S. holder’s receipt of such rights could be taxable as a dividend in an amount equal to the fair market value of the subscription rights to the extent of our current and accumulated earnings and profits, if any.  If the distribution is taxable and the fair market value of the subscription rights exceeds our current and accumulated earnings and profits, the excess would be treated as a return of capital to the extent thereof and then as capital gain.  Each U.S. resident holder of our shares is urged to consult his/her/its tax advisor with respect to the particular tax consequences of the Rights Offering to him/her/it.

The distribution of the subscription rights in the Rights Offering likely will be non-taxable under Israeli income tax laws. Please see the discussion under “Certain Israeli Income Tax Consequences” beginning on page 33 of this Prospectus.  However, no tax ruling from the Israeli Income Tax Authority will be sought for the Rights Offering.  Each Israeli resident holder of our shares is urged to consult his/ her/its tax advisor with respect to the particular tax consequences of the Rights Offering to him/her/it.

USE OF PROCEEDS

The net proceeds from this Rights Offering, estimated to be $6,158,110, assuming full participation in the Rights Offering and after deducting expenses related to the Rights Offering payable by us estimated at approximately $177,736 are expected to be used for general corporate purposes, including, but not limited to, capital expenditures and working capital.

DETERMINATION OF SUBSCRIPTION PRICE

In setting the Subscription Price, our Board of Directors considered a number of factors, including the price at which our shareholders might be willing to participate in the Rights Offering and the desire to provide an incentive to our shareholders to participate in the Rights Offering; historical and current trading prices, liquidity and volatility of our shares of common stock; the need for liquidity and capital and the amount of proceeds desired; other alternatives available to us for raising equity capital; and general conditions in the securities market. In conjunction with its review of these factors, the Board of Directors also reviewed our history and prospects, including our prospects for future earnings, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various prior Rights Offerings of other public companies.

The Subscription Price does not necessarily bear any relationship to our book value, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing the Company; and may not be considered as an indication of the fair value of our shares of common stock to be offered in the Rights Offering. You should not assume or expect that, after the Rights Offering, our shares of common stock will trade at or above the Subscription Price and we cannot assure you that our shares of common stock will trade at or above the Subscription Price in any given time period.  We also cannot assure you that you will be able to sell the shares purchased in the Rights Offering at a price equal to or greater than the Subscription Price. Accordingly, we urge you to obtain a current quote for our shares of common stock before exercising your subscription rights.

DILUTION

To the extent that you do not exercise your subscription rights and shares are purchased by other stockholders in the Rights Offering, your proportionate voting rights and other rights will be reduced, and the percentage that your original shares represent of our expanded equity after exercise of the rights will be diluted.

Certain holders of warrants and/or options (issued under our 2004 Stock Option Plan and the 2007 Stock Incentive Plan) might have their equity positions diluted by the Rights Offering, and our Board of Directors has therefore determined that it is fair and equitable to amend and/or adjust the terms of such warrants and/or options to provide such warrants and/or options with equal fair value after the Rights Offering as they had prior to the Rights Offering; accordingly, with respect to any warrants and/or options that are not subject to or governed by the Prior Undertakings (as defined below), we shall: (i) issue the holders of such warrants and/or options additional warrants and/or options to place such holders in the same economic position; and/or (ii)  reprice such warrants and/or options, subject to any applicable law and/or the Amex rules, to place the holders of such warrants and/or options in the same economic position; The Special Committee which was established by our Board of Directors in conjunction with the Rights Offering shall determine the appropriate mechanism to accomplish the purpose of the foregoing.

Pursuant to certain agreements and/or warrants entered into by us in the past, which are referred to as the “Prior Undertakings”, the holders of certain warrants were granted anti-dilution rights. The consummation of this Rights Offering will therefore result in: (i) issuance of additional warrants to these warrants holders and/or (ii) repricing of such warrants, all in accordance with the specific provisions of the Prior Undertakings.  The issuance of additional warrants under the Prior Undertakings could reduce the percentage your shares represent of our equity.

Based on the aggregate offering of a maximum of 21,119,488 shares and after deducting estimated offering expenses payable by us of $177,736, and the application of the estimated $6,158,110 of net proceeds from the Rights Offering, our pro forma net tangible book value as of March 31, 2011 would have been approximately $28,188,179 or $0.67 per share.  This represents an immediate increase in pro forma net tangible book value to existing shareholders of $6,158,110 and an immediate increase to purchasers in the Rights Offering of $0.37 to net tangible book value per share.

The following table illustrates this per-share dilution (assuming a fully subscribed for Rights Offering of 21,119,488 shares of common stock at the subscription price of $0.30 per share):

Subscription price	$0.30

Net tangible book value per share prior to the Rights Offering	$1.04

Increase in net tangible book value per share attributable to the Rights Offering	$0.30

Pro forma net tangible book value per share after the Rights Offering	$0.67

CAPITALIZATION

The following table sets forth our historical and pro forma cash and cash equivalents and capitalization as of March 31, 2011. The pro forma information gives effect to a net assumed $6,158,110 equity raise from this Rights Offering.

For purposes of this table, we have assumed that $6,158,110 net is raised in this Rights Offering. However, it is impossible to predict how many rights will be exercised in this offering and, therefore, how much proceeds will actually be raised.

This table should be read in conjunction with our consolidated financial statements and the notes thereto which are incorporated by reference into this Prospectus.

	March 31, 2011
	Actual	Pro-forma
Current portion of long-term debt and short-term financing	$8,175,300	$8,175,300
Long-term debt	30,450,326	30,450,326

Stockholders’ equity (deficit):
Common stock of $0.001 par value per share: 75,000,000 shares authorized; 21,119,488 and 42,238,976 shares issued and outstanding at March 31, 2011 on an actual and pro forma basis, respectively	21,119	42,239
Additional paid in capital	48,160,374	54,297,364
Foreign currency translation adjustment	(1,910,706)	(1,910,706)
Retained earnings (deficit)	(24,315,719)	(24,315,719)
Total stockholders’ equity (deficit)	21,955,068	28,113,178

Total Capitalization	$60,580,694	$66,738,804

THE RIGHTS OFFERING

Subscription Rights

Basic Subscription Privilege

We will distribute, at no charge, to each holder of our shares of common stock who is a record holder of our shares of common stock on the Record Date, which is _____, 2011, one non-transferable and non-tradable basic subscription privilege for each share of common stock owned on the Record Date. The basic subscription privileges will be evidenced by subscription rights certificates. Each basic subscription privilege will entitle the holder to purchase one (1) share of our common stock at a price of $0.30 per share, the Subscription Price, which shall be paid in immediately available funds, upon timely delivery of the required documents. We will not issue fractional shares, but rather will round up the aggregate number of shares you are entitled to receive to the nearest whole number. See below “Fractional Securities”.

If record holders wish to exercise their basic subscription privileges, they must do so prior to 5:00 p.m., New York City time (midnight, Israel time), on ______, 2011, the expiration date for the Rights Offering, subject to extension. After the expiration date, the subscription rights will expire and will have no value. See below “Expiration of the Rights Offering and Extensions, Amendments and Termination”. You are not required to exercise any or all of your subscription rights. We will issue to the holders who participated in the Rights Offering the shares purchased as soon as practicable after the Rights Offering has consummated.

The rights will be evidenced by subscription rights certificates which will be mailed to shareholders. The subscription rights will not be transferable other than by operation of law or tradable on any stock exchange or market.

For purposes of determining the number of rights a holder may be issued in the Rights Offering, holders whose shares of common stock are held of record by Transfer Online, Inc. (our U.S. transfer agent) or the Mizrahi Tefahot Nominee Company Ltd (our Israeli Nominee Company) will be deemed to be the holders of the rights that are issued to Transfer Online, Inc. or the Mizrahi Tefahot Nominee Company Ltd., respectively.

There is no minimum subscription amount in the Rights Offering.

Oversubscription Privilege

Subject to the allocation described below, each subscription right also grants the holder an oversubscription privilege to purchase additional shares of our common stock that are not purchased by other rights holders pursuant to their basic subscription privileges. You are entitled to exercise your oversubscription right only if you exercise your basic subscription privilege in full.

If you wish to exercise your oversubscription privilege, you should indicate the number of additional shares that you would like to purchase in the space provided on your subscription rights certificate, as well as the number of shares that you own without giving effect to any shares to be purchased in this offering. When you send in your subscription rights certificate, you must also send the full Subscription Price in immediately available funds for the number of additional shares that you have requested to purchase (in addition to the payment in immediately available funds due for shares purchased through your basic subscription privilege). If the number of shares remaining after the exercise of all basic subscription privileges is not sufficient to satisfy all requests for shares pursuant to oversubscription privileges, you will be allocated additional shares (subject to elimination of fractional shares) in the proportion which the number of shares you purchased through the basic subscription privilege bears to the total number of shares that all oversubscribing shareholders purchased through the basic subscription privilege. The U.S. Subscription Agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

Please note that no holder can own, as a result of the exercise of his/her/its basic subscription privilege or the oversubscription privilege a number of shares of our common stock which would result in such holder owning, as of the consummation of the Rights Offering, in excess of 30% of our shares of common stock, on a fully-diluted basis.

As soon as practicable after the expiration date, the U.S. Subscription Agent will determine the number of shares of common stock that you may purchase pursuant to the oversubscription privilege. You will receive these shares as soon as practicable after the expiration date and after all allocations and adjustments have been effected. If you request and pay for more shares than are allocated to you, the U.S. Subscription Agent will refund the overpayment, without interest or deduction. In connection with the exercise of the oversubscription privilege, Nominees who act on behalf of beneficial owners will be required to certify to us and to the U.S. Subscription Agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the oversubscription privilege, by each beneficial owner on whose behalf the Nominee is acting.

Nominee holders of rights, including DTC members, will be required to certify to the U.S. Subscription Agent before any oversubscription right may be exercised with respect to any particular beneficial owner as to (i) the number of rights exercised pursuant to its basic subscription privilege and (ii) the number of rights subscribed for pursuant to the oversubscription right of such beneficial owner. TASE members will exercise subscription rights with respect to their respective beneficial owners on an aggregate basis, setting forth (i) the total number of rights exercised pursuant to the basic subscription privileges of such beneficial owners and (ii) the total number of rights subscribed for pursuant to the oversubscription privileges of such beneficial owners. TASE members and TASE Clearing House members are required to ensure that any client that elects to exercise its oversubscription privilege has exercised its basic subscription privilege in full.

Fractional Securities

We will issue only whole numbers of securities in the Rights Offering. Accordingly, if you are entitled to receive a fraction of a subscription right in the Rights Offering, we will round it up to the nearest whole number. With respect to shares of common stock registered on our shareholder register maintained by our U.S. transfer agent, Transfer Online, Inc., including those held in the name of DTC (other than those held for the account of the TASE Clearing House), such rounding will be made with respect to each record and beneficial shareholder. With respect to shares of common stock held for the account of the TASE Clearing House or in the name of the Israeli Nominee Company (Mizrahi Tefahot Nominee Company Ltd), such rounding will be made with respect to each nominee rather than each beneficial shareholder. We understand that some TASE members may record fractional securities for the accounts of their clients pursuant to their internal policies.

Expiration of the Rights Offering and Extensions, Amendments and Termination

You may exercise your subscription rights at any time prior to 5:00 p.m., New York City time (midnight, Israel time), on ______, 2011, the expiration date for the Rights Offering. If you do not exercise your subscription rights before the expiration date of the Rights Offering, your subscription rights will expire and will have no value. We will not be required to issue shares of our common stock to you if the U.S. Subscription Agent receives your subscription rights certificate or payment after the expiration date, regardless of when you sent the subscription rights certificate and payment, unless you comply with the guaranteed delivery procedures described below.

Subject to applicable law and the rules and/or guidelines of Amex, we may, in our sole discretion and for any reason, extend the expiration date at any time. If the commencement of the Rights Offering is delayed for a period of time, the expiration date of the Rights Offering may be similarly extended. We may extend the expiration date of the Rights Offering by giving oral or written notice to the U.S. Subscription Agent before the scheduled expiration date. If we elect to extend the expiration date of the Rights Offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the business day immediately prior to the most recently announced expiration date. In no event will we extend the expiration date beyond 90 days from the date we distribute the subscription rights.

We reserve the right, in our sole discretion, to amend or modify the terms of the Rights Offering (including the Subscription Price) until the effective date of this Prospectus. We also reserve the right to terminate the Rights Offering at any time prior to the expiration date for any reason, in which event all funds received in connection with the Rights Offering will be returned without interest or deduction to those holders who exercised their subscription rights as soon as practicable.

Any rights not exercised at or before the expiration date of the Rights Offering will have no value and expire without any payment to the holders of those unexercised rights. We will not honor your exercise of subscription rights if the U.S. Subscription Agent or the Company receives the documents relating to your exercise after the Rights Offering expires, regardless of when you transmitted the documents.

Conditions to the Rights Offering

Without prejudice to the generality of the immediately above paragraph, we may terminate the Rights Offering, in whole or in part, if at any time before the completion of the Rights Offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the Rights Offering that in our sole judgment would or might make the Rights Offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the Rights Offering. We may waive any of these conditions and choose to proceed with the Rights Offering even if one or more of these events occur. If we terminate the Rights Offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments received by the U.S. Subscription Agent will be returned without interest or deduction, as soon as practicable. See also “Expiration of the Rights Offering and Extensions, Amendments and Termination”. Any termination of the Rights Offering will be followed as promptly as practicable by a public announcement. If we terminate the Rights Offering, the adjustment made by the TASE to the opening price of our shares of common stock at the opening of trading on the TASE Ex-day (which is the first day that our shares of common stock will trade on the TASE without entitlement to receive the rights) will not be reversed.

Non-Transferability and Non-Tradability of the Rights

The subscription rights granted to you are non-transferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else except by operation of law; for example, a transfer of rights to the estate of the holder upon the death of the holder would be permitted. If the rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us or the U.S. Subscription Agent prior to the expiration date of the Rights Offering. The subscription rights are also non-tradable and, therefore, there will be no “trading day” on the Amex or the TASE (or any other stock market) for the subscription rights.

No Revocation or Change

Once you submit the subscription rights certificate to exercise any subscription rights, you may not revoke, cancel or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable. You should not exercise your rights unless you are certain that you wish to purchase additional shares of our common stock at the Subscription Price.

Method of Exercising Subscription Rights

Your subscription rights will not be considered exercised unless the U.S. Subscription Agent receives from you or your Nominee, as the case may be, all of the required documents properly completed and executed and your full Subscription Price payment in immediately available funds prior to the expiration date of the Rights Offering. Rights holders may exercise their rights as follows:

Subscription by Registered Holders

Rights holders who are registered holders of our shares of common stock may exercise their subscription privileges by properly completing and executing the subscription rights certificate together with any required signature guarantees and forwarding it, together with payment, in full in immediately available funds, of the Subscription Price for each share of common stock for which they subscribe, to the U.S. Subscription Agent at the address set forth below under “Delivery of Subscription Materials and Payment,” on or prior to the expiration date of the Rights Offering.

If you are a holder of our shares of common stock that are registered on our shareholder register maintained by Transfer Online, Inc. and you reside in Israel, rather than exercising via the U.S. Subscription Agent, you may, at your option, exercise your subscription rights by delivering your executed subscription rights certificate to our offices at 11 Rabbi Akiva Street, Modi'in Illit, 71919 Israel Attention: Adv. Alon Reisser, accompanied by evidence of a wire transfer or a bank check drawn on a bank located in Israel payable to the Company.

Completed subscription rights certificates and related payments must be received by us prior to 5:00  p.m., New York City time (midnight, Israel time), on _________2011.

Subscription by DTC Participants

We expect that the exercise of your subscription rights may be made through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights by instructing DTC, or having your Nominee instruct DTC, to transfer your subscription rights from your account to the account of the U.S. Subscription Agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your oversubscription privilege, if any, and the full Subscription Price payment.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock and hold them through a Nominee, rather than in your own name, or will receive subscription rights through a Nominee (including a member of the DTC or the TASE Clearing House), we will ask your Nominee to notify you of the Rights Offering. If you wish to exercise your subscription rights, you will need to have your Nominee act for you. If you hold certificates of shares of our common stock directly and would prefer to have your Nominee act for you, you should contact your Nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your Nominee the form entitled “Beneficial Owners Election Form” sufficiently in advance of the expiration date of the Rights Offering in order to ensure timely delivery of a subscription rights certificate reflecting your exercise. You should receive the “Beneficial Owners Election Form” from your Nominee with the other Rights Offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the Nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your Nominee if you do not receive the foregoing form but you believe you are entitled to participate in the Rights Offering. A rights holder’s subscription rights will not be considered exercised unless we or the U.S. Subscription Agent (as applicable) receives from such rights holder or his/her/its Nominee, as the case may be, all of the required documents and such holder’s full Subscription Price payment. We are not responsible if you do not receive the foregoing form from your Nominee or if you receive it without sufficient time to respond.

Procedures Applicable to Holders of Shares Through our Israeli Nominee Company

The Mizrahi Tefahot Nominee Company Ltd. (Mizrahi Tfahot Hevra Le-Rishumim B.M.) will act as the Israeli Nominee Company in connection with the Rights Offering with respect to our shares of common stock that are held through Israeli brokerage firms that hold the rights through our Israeli Nominee Company, as well as our shares of common stock held in the DTC account of the TASE Clearing House for the benefit of Nominees that are TASE Clearing House members.

We anticipate that we will negotiate an agreement with our U.S. transfer agent and the TASE Clearing House providing that the rights distributable with respect to the shares of common stock credited to the TASE Clearing House account at DTC as of the Record Date be distributed through Mizrahi Tefahot Nominee Company Ltd., instead of to the TASE Clearing House's account at DTC. In connection with such agreement, we expect that we will agree to indemnify and defend each of the TASE Clearing House, DTC, and the U.S. Subscription Agent and each of their respective subsidiaries and affiliates, officers, directors, employees, agents and attorneys, referred to together as the Indemnitees, against, and hold each of the Indemnitees harmless from, any and all losses, liabilities, damages, judgments, payments, obligations, costs and expenses (including costs of investigation and legal fees and expenses incurred in connection with such agreement), regardless of whether or not any liability, payment, obligation or judgment is ultimately imposed against the Indemnitees and any claim, counterclaim, demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation before any federal, state or foreign court or other tribunal, or any investigative or regulatory agency or self-regulatory organization suffered or incurred by the Indemnitees in connection with such agreement, except as a result of any Indemnitee's willful misconduct or gross negligence.

The TASE Clearing House will credit the accounts of the respective TASE Clearing House members that hold our shares of common stock of record as of _______, 2011 with one (1) subscription right per one (1) share of common stock held in such accounts. The TASE Clearing House members and members of TASE will notify their respective beneficial owners as soon as possible about the terms of the Rights Offering in order to ascertain their intentions and to obtain instructions with respect to the subscription rights, specifically if and how many basic subscription privileges they elect to exercise, and in the event that they elect to exercise their basic subscription privileges in full, if and how many rights they elect to subscribe for pursuant to the oversubscription privilege.

TASE members are required to send a written notice to their clients who are registered in their records as our shareholders on the Record Date notifying them that the rights are non-transferable and will not be tradable on any stock exchange and that they can choose among the following three alternatives: (i) to not exercise their subscription rights at all; (ii) to exercise their basic subscription privileges in full or in part; or (iii) to exercise their basic subscription privileges in full and subscribe for all or portion of the rights pursuant to the oversubscription privileges. Such notice should also state that in the event that such member does not receive any instructions from the client on or prior to __________, 2011 the client will be deemed to have declared that such client is not interested in exercising the rights and will further be deemed to have declared that such client is aware that such client's holdings in the Company's shares of common stock will be diluted, that other rights holders may receive the benefit of such client's unexercised subscription rights by subscribing for rights pursuant to the oversubscription privileges of such other rights holders, resulting in the dilution of such client's ownership percentages of the outstanding shares of common stock and that such client will not be able to receive any consideration for the rights as the rights are not transferable or tradable.

Beneficial owners who wish to exercise their subscription rights must notify their respective TASE members, no later than _________, 2011, at the time (Israel time) determined by the applicable member, as to the number of basic subscription privileges they elect to exercise, and, if they elect to exercise their basic subscription privileges in full, the number of rights subscribed for pursuant to the oversubscription privilege, if any.

TASE Clearing House members must deliver to the TASE Clearing House by 9:00  a.m. Israel time on __________, 2011 a notice setting forth: (i) the total number of rights subscribed for through the exercise of the basic subscription privileges of its respective clients and (ii) the total number of rights subscribed for pursuant to the oversubscription rights, if any, by such beneficial owners. TASE members and TASE Clearing House members are required to ensure that any client that elects to exercise its oversubscription privilege has exercised its basic subscription privilege in full. TASE Clearing House members bear the sole responsibility and liability for the results of any mistake in such member's exercise notice.

The TASE Clearing House must notify, by 12:00  p.m. Israel time on __________, 2011, Mizrahi Tefahot Nominee Company Ltd., which, in turn, must notify us by12:00  p.m. Israel time on ___________, 2011 of (i) all exercises of basic subscription privileges and (ii) all exercises of oversubscription privileges by the TASE Clearing House members.

The TASE Clearing House will credit the accounts of the respective TASE Clearing House members with the shares of common stock issued to them in the Rights Offering, concurrently with the debit of the Subscription Price from such accounts, on __________, 2011. The payment of the Subscription Price will be denominated in NIS, at the “known” representative rate of exchange on _______, 2011 which is the representative rate of exchange published by the Bank of Israel on the date prior to the payment date. On such date, Mizrahi Tefahot Nominee Company Ltd will transfer the funds of the related payment to us.

Set forth below is a summary of the Rights Offering timeline for holders of our shares of common stock through our Israeli Nominee Company:

_______, 2011	Record Date
_______, 2011	TASE Ex-day
_______, 2011, at the time (Israel time) determined by the applicable TASE member
The last day for clients of TASE members to notify the applicable TASE member as to the number of basic subscription privileges they elect to exercise, and to the extent that such basic subscription privileges are exercised in full, the number of rights subscribed for pursuant to the oversubscription privilege, if any.

_______, 2011, by 9:00 a.m. Israel time	TASE Clearing House members deliver to the TASE Clearing House notices of rights exercised pursuant to the basic and oversubscription privileges.
_______, 2011, by 12:00 p.m. Israel time	TASE Clearing House delivers the notices of its members to Mizrahi Tefahot Nominee Company Ltd.
_______, 2011, by 12:00 p.m. Israel time	Mizrahi Tefahot Nominee Company Ltd. delivers the notices of TASE Clearing House members to the Company.
_______, 2011
The issuance date of the shares of common stock issued in connection with the Rights Offering. TASE Clearing House credits the accounts of the respective TASE Clearing House members with the shares of common stock issued to them in connection with the Rights Offering, concurrently with the debit of the Subscription Price from such accounts.

Nominee Holders

If you are a Nominee for securities who holds shares of our common stock for the account of others as of the Record Date, you should notify the respective beneficial owners of such shares of the Rights Offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the U.S. Subscription Agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been registered record holders of our shares of common stock on the Record Date, provided that you, as a Nominee record holder, make a proper showing to the U.S. Subscription Agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your Rights Offering materials. If you did not receive this form, you should contact the U.S. Subscription Agent to request a copy.  If you are a member of the TASE, you must comply with the rules of the TASE with respect to providing notices to and receiving instructions from your clients.

General

All questions as to the timeliness, validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the Subscription Price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted.

We reserve the right to reject any exercise if such exercise is not in accordance with the terms of the Rights Offering or not in proper form or if the acceptance thereof or the issuance of our shares of common stock thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription rights certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription rights certificates or incur any liability for failure to give such notification.

Subscription Rights certificates received after 5:00 p.m., New York City time (midnight, Israel time), on ______, 2011, the expiration date of the Rights Offering, will not be honored, and we will return your payment to you as soon as practicable, without interest or deduction.

Method of Payment

U.S. Holders

Payments must be made in full, in U.S. currency only by:

•	check or bank draft drawn on a U.S. bank, or postal telegraphic or express, payable to “Transfer Online, Inc., as Subscription Agent for Xfone, Inc.”;
•	money order payable to “Transfer Online, Inc., as Subscription Agent for Xfone, Inc.”; or
•	wire transfer of immediately available funds directly to the account maintained by Transfer Online, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at:

Keybank National Association
ABA #123002011
Swift Code KEYBUS33
Account # 379681067300 F/B/O Xfone, Inc. Subscription, with reference to the rights holder’s name.

We may, in our sole discretion, agree to accept other forms of payment requested by you. However, because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.

Israeli Holders

If you are a holder of our shares of common stock that are registered on our shareholder register maintained by Transfer Online, Inc. and you reside in Israel, you may also, at your option, make the payment, in full, in U.S. currency or in Israeli currency (at the representative rate of exchange most recently published by the Bank of Israel at the time of payment) by one of the following means:

•	check or bank draft drawn on an Israeli bank payable to “Xfone, Inc.”;
•	postal check payable to “Xfone, Inc.”; or
•	wire transfer of immediately available funds directly to the Company's account maintained in Israel at:

Account Name: Xfone, Inc.
Account #: _______________
IBAN #: _______________
Swift Code: _______________
Branch Name (and #): _______________
Bank Name (and #): _______________
with reference to the Israeli rights holder’s name.

Unless you are a registered shareholder who resides in Israel, do not send subscription rights certificates or payments directly to us.

The U.S. Subscription Agent or the Company (as applicable) will be deemed to receive payment upon:

•	clearance of any uncertified check deposited by the U.S. Subscription Agent or the Company (as applicable);
•	receipt by the U.S. Subscription Agent or the Company (as applicable) of any certified bank check or draft drawn upon a U.S. or Israeli bank (as applicable);
•	receipt by the U.S. Subscription Agent of any U.S. Postal money order;
•	receipt by the Company of an Israeli postal check; or
•	receipt by the U.S. Subscription Agent or the Company of any appropriately executed and irrevocable wire transfer.

You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. Except as described below under “Guaranteed Delivery Procedures”, we will not consider your subscription received until the U.S. Subscription Agent has received delivery of a properly completed and duly executed subscription  rights certificate and payment of the full Subscription Price.

The risk of delivery of all documents and payments is on you or your Nominee, not us or the U.S. Subscription Agent, but, if sent by mail, we recommend that you send those documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the U.S. Subscription Agent and clearance of payment before the expiration of the subscription period.

Unless a subscription rights certificate provides that the shares of common stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a Nominee, signatures on such rights certificate must be guaranteed by an “Eligible Guarantor Institution”, as such term is defined in Rule 17Ad-15 of the Exchange Act of 1934, as amended, subject to any standards and procedures adopted by the U.S. Subscription Agent. See immediately below “Medallion Guarantee May be Required”.

Subscription rights certificates of which respective payments are received after 5:00 p.m., New York City time (midnight, Israel time), on ______, 2011, the expiration date of the Rights Offering, will not be honored, and we will return your payment to you as soon as practicable, without interest or deduction.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the U.S. Subscription Agent, unless:

•	your subscription rights certificate provides that the shares of common stock are to be delivered to you as record holder of those subscription rights; or
•	you are an eligible institution.

Delivery of Subscription Materials and Payment

If you are a holder of our shares of common stock that are registered on our shareholder register maintained by Transfer Online, Inc. and you reside in the United States (or any other country except Israel) you should deliver your rights certificate and payment of the Subscription Price in immediately available funds, or, if applicable, notice of guaranteed delivery (see immediately below), to the U.S. Subscription Agent by one of the methods and at the address listed below:

Delivery by Hand/Mail/Overnight Courier:

Attn: Mr. Mark Knight
Transfer Online, Inc.
512 SE Salmon Street
Portland, OR 97214
(503) 227-2950

Your delivery other than in the manner or to the address listed above will not constitute valid delivery.

If you are a holder of our shares of common stock that are registered on our shareholder register maintained by Transfer Online, Inc. and you reside in Israel, you may, at your option, deliver your rights certificate and payment of the Subscription Price in immediately available funds to the Company by one of the methods and at the address listed below:

Delivery by Hand/Mail/Courier:

Attn: Adv. Alon Reisser
Xfone, Inc.
11 Rabbi Akiva Street
Modi'in Illit, 71919, Israel

Guaranteed Delivery Procedures

The U.S. Subscription Agent will grant you three business days after the expiration date of the Rights Offering to deliver the subscription rights certificate if you follow the following instructions for providing the U.S. Subscription Agent notice of guaranteed delivery. On or prior to the expiration date of the Rights Offering, the U.S. Subscription Agent must receive payment in full, in immediately available funds, as provided herein, for all shares of common stock subscribed for through the exercise of the subscription rights, together with a properly completed and duly executed notice of guaranteed delivery substantially in the form accompanying this Prospectus either by mail or overnight courier, that specifies the name of the holder of the rights and the number of shares of common stock subscribed for. If applicable, it must state separately the number of shares of common stock subscribed for through the exercise of the subscription privilege and a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch, agency or correspondent in the United States. It must guarantee that the properly completed and executed subscription rights certificate for all shares of common stock subscribed for will be delivered to the U.S. Subscription Agent within three business days after the expiration date of the Rights Offering. The U.S. Subscription Agent will then conditionally accept the exercise of the rights and will withhold the issuance of the shares of common stock until it receives both the full payment of the Subscription Price and the properly completed and duly executed subscription rights certificate within that time period.

In the case of holders of rights that are held of record through DTC, those rights may be exercised by instructing DTC to transfer rights from that holder’s DTC account to the U.S. Subscription Agent’s DTC account, together with payment of the full Subscription Price. The notice of guaranteed delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP.

Notices of guaranteed delivery and payments should be mailed or delivered to the appropriate address set forth above under “Delivery of Subscription Materials and Payment”.

Calculation of Subscription Rights Exercised

If you do not indicate the number of subscription rights being exercised, or do not forward full payment in immediately available funds of the total Subscription Price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription right with respect to the maximum number of subscription rights that may be exercised with the aggregate Subscription Price payment in immediately available funds you delivered to the U.S. Subscription Agent. If we do not apply your full Subscription Price payment to your purchase of shares of our common stock, we or the U.S. Subscription Agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of the Rights Offering.

Escrow Arrangements

The U.S. Subscription Agent will hold funds received in payment of the Subscription Price in a segregated account until the Rights Offering is completed or withdrawn and terminated.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Our interpretations of the terms and conditions of the Rights Offering and determinations in connection with the Rights Offering and your subscription rights will be final and binding.

Neither we, nor the U.S. Subscription Agent, the Israeli Nominee Company or the Information Agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription  rights certificates and we will not be liable for failure to notify you of any such defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the Rights Offering or in proper form. We will also not accept the exercise of your subscription rights if the issuance of shares of our common stock to you could be deemed unlawful under any applicable law.

Rights of Subscribers

You will have no rights as a shareholder with respect to shares of common stock you subscribe for in the Rights Offering until such shares of common stock are issued to you.

No Recommendation

An investment in shares of our common stock must be made according to your evaluation of your own best interests and after considering all of the information herein, including the “Risk Factors” section of this Prospectus. Neither we nor our Board of Directors, the U.S. Subscription Agent, the Israeli Nominee Company or the Information Agent, are making any recommendation regarding whether you should exercise your subscription rights.

Shares of common stock Outstanding After the Rights Offering

Based on the 21,119,488 shares of our common stock currently outstanding, and the potential that we may issue as many as  21,119,488 additional shares pursuant to this Rights Offering, 42,238,976 shares of our common stock may be issued and outstanding following the Rights Offering, which represents an increase in the number of outstanding shares of our common stock of 100%.

Fees and Expenses

Neither we, nor the U.S. Subscription Agent, will charge a brokerage commission to subscription rights holders for exercising their rights. However, the U.S. Subscription Agent may charge processing and mailing fees and if you exercise your subscription rights through a Nominee, you will be responsible for any fees charged by your Nominee.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this Prospectus or any document mentioned herein, you should contact the U.S. Subscription Agent at the address and telephone number set forth above under “Delivery of Subscription Materials and Payment”.

U.S. Subscription Agent

The U.S. Subscription Agent for this Rights Offering is Transfer Online, Inc. We will pay all fees and expenses of the U.S. Subscription Agent related to the Rights Offering (exclusive of such fees relative to processing and mailing the U.S. Subscription Agent may charge) and expect to agree to indemnify the U.S. Subscription Agent from certain liabilities that it may incur in connection with the Rights Offering.

Israeli Nominee Company

The Israeli Nominee Company for this Rights Offering is Mizrahi Tefahot Nominee Company Ltd.  We will pay all fees and expenses of the Israeli Nominee Company related to the Rights Offering and expect to agree to indemnify the Israeli Nominee Company from certain liabilities that it may incur in connection with the Rights Offering.

Information Agent

The Information Agent for this Rights Offering is Institutional Marketing Services (IMS), our IR firm. We will pay all fees and expenses of the Information Agent related to the Rights Offering and expect to agree to indemnify the Information Agent from certain liabilities that it may incur in connection with the Rights Offering. You should direct any questions or requests for assistance concerning the Rights Offering to the Information Agent. The Information Agent can be contacted at the following address and telephone number:

Institutional Marketing Services
245 Park Avenue, 39th Floor
New York, NY 10017
(203) 972-9200

If you are located in Israel, you may also contact Alon Reisser, our General Counsel and Secretary, at 08-6229583 during normal business hours.

Other Matters

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the Rights Offering.

Our Share Price Following the Rights Offering

Amex will not reduce the opening price of our shares of common stock at the opening of trading on the Amex Ex-day, which is the first day that our shares of common stock will trade on Amex without entitlement to receive the rights. The AMEX Ex-day for the Rights Offering will be the first trading day on Amex following the Record Date and therefore will be ________, 2011. The TASE will reduce the opening price of our shares of common stock at the opening of trading on the TASE Ex-day, which is the first day that our shares of common stock will trade on the TASE following the Record Date without entitlement to receive the rights. The TASE Ex-day for the Rights Offering will be the first trading day on the TASE following the Record Date and therefore, will be _________, 2011. For this purpose the TASE employs a reduction formula in which the numerator is the sum of: (i) the number of shares entitling the shareholder to one right, referred to as the Base Unit, multiplied by the share's closing price on the TASE on the Record Date, referred to as the Closing Price, and (ii) the Subscription Price; and the denominator is the sum of the Base Unit and the number of shares issuable upon exercise of one right, provided however, that if the Closing Price is lower than the result of the foregoing formula, the opening price on the TASE Ex-day will be the Closing Price.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights or, if applicable, the Oversubscription Privilege, acquired through the Rights Offering and owning and disposing of the shares of common stock received upon exercise of the subscription rights. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of his, her, or its particular circumstances or to holders that may be subject to special tax rules, including, but not limited to, partnerships or other pass-through entities, banks and other financial institutions, tax-exempt entities, employee stock ownership plans, certain former citizens or residents of the United States, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, brokers, traders in securities that have elected to use the mark-to-market method of accounting, persons holding subscription rights or shares of common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code.

This summary applies to you only if you are a U.S. holder (as defined below) and receive your subscription rights in the Rights Offering, and you hold your subscription rights or shares of common stock issued to you upon exercise of the subscription rights or, if applicable, the Oversubscription Privilege, as capital assets for tax purposes. This summary does not apply to you if you are not a U.S. Holder.

We have not sought, and will not seek, a ruling from the IRS regarding the federal income tax consequences of the Rights Offering or the related share issuances. The following summary does not address the tax consequences of the Rights Offering or the related share issuance under foreign, state, or local tax laws.

You are a U.S. holder if you are a beneficial owner of subscription rights or common stock and you are:

•	An individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•
A corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United Sates, any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
A trust (a) if a court within the United States can exercise primary supervision over its administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the shares of common stock received upon exercise of the subscription rights or, if applicable, the Oversubscription Privilege, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of receiving and exercising the subscription rights and acquiring, holding or disposing of our shares of common stock.

EACH RECIPIENT OF RIGHTS IN THE RIGHTS OFFERING SHOULD CONSULT THE RECIPIENT’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCES THAT MAY RESULT FROM SUCH RECIPIENT’S PARTICULAR CIRCUMSTANCES.

Taxation of Subscription Rights

Receipt of Subscription Rights

Your receipt of subscription rights pursuant to the Rights Offering should not be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Under Section 305 of the Code, a common shareholder who receives a right to acquire shares of common stock generally will be treated as having received a taxable dividend under the following circumstances: 1) if such shareholder’s proportionate interest in the earnings and profits or assets of the corporation is increased and any other shareholder receives a distribution of cash or other property; or 2) the Rights Offering affords any shareholder the right to receive cash or other property in lieu of the right to acquire additional shares. For purposes of the above, “shareholder” includes holders of warrants, options and securities which are convertible into shares of common stock. The application of this rule is very complex and subject to uncertainty. We believe, however, that pursuant to Section 305 of the Code and the Treasury Regulations issued thereunder, the receipt of subscription rights should generally not be taxable to a shareholder because the subscription rights are being offered pro-rata to existing holders of shares of common stock, and no shareholder will be offered cash or other property in lieu of such rights.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights.

The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain. Fair market value is defined as the price at which property would hypothetically change hands between a willing buyer and a willing seller, where neither is under any compulsion to buy or sell.  Fair market value is a factual determination which depends on all relevant facts and circumstances.  In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including the fact that the rights offered are non transferrable.

Exercise of Subscription Rights

Generally, you will not recognize gain or loss on the exercise of a subscription right. Your tax basis in a new share of common stock acquired when you exercise a subscription right will be equal to your adjusted tax basis in the subscription right, if any, plus the Subscription Price. The holding period of a share of common stock acquired when you exercise your subscription rights will begin on the date of exercise.

Expiration of Subscription Rights

If you allow subscription rights received in the Rights Offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should re-allocate any portion of the tax basis in your existing shares of common stock previously allocated to the subscription rights that have expired to the existing shares of common stock.

Taxation of Shares of common stock

Distributions

Distributions with respect to shares of common stock acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of common stock and thereafter as capital gain. We currently do not make any cash distributions on our shares of common stock.

Dispositions

If you sell or otherwise dispose of the shares of common stock acquired upon exercise of the subscription rights, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares of common stock assuming that you hold the shares as a capital asset. Such capital gain or loss will be long-term capital gain or loss if your holding period for the shares of common stock is more than one year. Long-term capital gain of an individual is generally taxed at favorable rates, however such rates may be subject to change in the 2011 tax year. The deductibility of capital losses is subject to limitations.

New Legislation Relating to Foreign Accounts

Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. Among other requirements, the new legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our shares of common stock paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. You should consult your tax advisors regarding this legislation.

Health Care and Reconciliation Act of 2010

On March 30, 2010, President Obama signed into law the Health Care and Reconciliation Act of 2010, which requires certain U.S. shareholders who are individuals, estates or trusts to pay a 3.8% tax on, among other sources, dividends on stock and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our shares of common stock.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our shares of common stock acquired through the exercise of subscription rights. Backup withholding may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number (“TIN”), (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

CERTAIN ISRAELI INCOME TAX CONSEQUENCES

The following summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law.  To the extent that the discussion is based on new tax legislation that has not been subject to judicial or administrative interpretation, we cannot assure you that the tax authorities will accept the views expressed in the discussion in question.  The discussion is not intended, and should not be taken, as legal or professional tax advice and is not exhaustive of all possible tax consequences.  Each holder of ordinary shares is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of the Rights Offering to him, her or it.

The Distribution of the Subscription Rights

We do not believe that the receipt and exercise of your subscription rights will be taxable; however, no tax ruling from the Israeli Income Tax Authority will be sought for the Rights Offering.

Capital Gains Tax

Israeli law generally imposes a capital gains tax on the sale of any capital assets by residents of Israel, as defined for Israeli tax purposes, and on the sale of capital assets (or rights to capital assets) located in Israel, including shares of Israeli companies by non-residents of Israel, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise.  The law distinguishes between real gain and inflationary surplus.  The inflationary surplus is a portion of the total capital gain that is equivalent to the increase of the relevant asset’s purchase price which is attributable to the increase in the Israeli consumer price index, or a foreign currency exchange rate, between the date of purchase and the date of sale.  The real gain is the excess of the total capital gain over the inflationary surplus.

Provisions of Israeli tax law may treat a sale of securities listed on a stock exchange differently than the sale of other securities.

Israeli Residents

Generally, the tax rate applicable to capital gains derived from the sale of shares, whether listed on a stock market or not, is 20% for Israeli individuals, unless, among others, such shareholder claims a deduction for financing expenses in connection with such shares, in which case the gain will generally be taxed at a rate of 25%. Additionally, if such shareholder is considered a “Significant Shareholder” at any time during the 12-month period preceding such sale, i.e. such shareholder holds directly or indirectly, including with others, at least 10% of any means of control in the company, the tax rate shall be 25%.  Israeli companies are subject to the corporate tax rate on capital gains derived from the sale of listed shares, unless such companies were not subject to the Israeli Income Tax (Inflationary Adjustment) Law, 5745-1985, or the Inflationary Adjustments Law, (or certain regulations) as of August 10, 2005, in which case the applicable tax rate is 25%.  However, the foregoing tax rates will not apply to: (i) dealers in securities; and (ii) shareholders who acquired their shares prior to an initial public offering (that may be subject to a different tax arrangement).

Section 94(D) of the Israeli Income Tax Ordinance [New Version], 1961, or the Tax Ordinance, defines “bonus shares” as “including the benefit component in rights issued or in shares originating in such rights.”  Section 94(A) of the Tax Ordinance provides that at the time of disposition of bonus shares issued to an individual, company or association of individuals, or at the time of sale of shares in respect of which the bonus shares were issued, defined as the Principal Shares, the bonus shares will be deemed to have been purchased on the date the Principal Shares were purchased.  In addition, the section provides that the original price (i.e., tax basis) of one bonus share or one Principal Share will be a sum whose proportion to the total original price of all bonus shares and Principal Shares will be the same as the proportion of the par value of one such share to the total par value of all the aforementioned shares.  In accordance with Section 94(E) of the Tax Ordinance, the Minister of Finance of Israel may, subject to the approval of the finance committee of the Israeli Parliament, promulgate rules for calculating the amount of the benefit component.  Such rules have not been published.

The original price of our shares acquired by individuals prior to January 1, 2003 will generally be determined in accordance with the average closing share price in the three trading days preceding January 1, 2003.  However, a request may be made to the tax authorities to consider the actual adjusted cost of the shares as the tax basis if it is higher than such average price.

Non-Israeli Residents

Non-Israeli residents are generally exempt from Israeli capital gains tax on any gains derived from the sale of shares of Israeli companies publicly traded on a recognized stock exchange outside of Israel, provided however that such shareholders did not acquire their shares prior to an initial public offering, that the gains did not derive from a permanent establishment of such shareholders in Israel, and that such shareholders are not subject to the Inflationary Adjustments Law.  However, non-Israeli corporations will not be entitled to such exemption if Israeli residents (i) have a controlling interest of 25% or more in such non-Israeli corporation, or (ii) are the beneficiaries or are entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In certain instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at the source.

In addition, pursuant to the Convention between the Government of the United States of America and the Government of Israel with respect to Taxes on Income, as amended, or the U.S. – Israel Tax Treaty, the sale, exchange or disposition of ordinary shares by a person who qualifies as a resident of the United States within the meaning of the U.S.- Israel Tax Treaty and who is entitled to claim the benefits afforded to such person by the U.S.-Israel Tax Treaty generally will not be subject to Israeli capital gains tax unless such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of our voting power during any part of the 12-month period preceding such sale, exchange or disposition, subject to particular conditions, or the unless capital gains from such sale, exchange or disposition can be allocated to a permanent establishment in Israel.  In such case, the Treaty U.S. Resident would be subject to Israeli tax, to the extent applicable; however, under the U.S.-Israel Tax Treaty, such Treaty U.S. Resident would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits.  The U.S.-Israel Tax Treaty does not relate to U.S. state or local taxes.

PLAN OF DISTRIBUTION

As soon as practicable after the Record Date, we will distribute the rights, subscription rights certificates, and copies of this Prospectus to individuals who owned shares of common stock as of the Record Date.  If you wish to exercise your rights and purchase shares of common stock pursuant to the Rights Offering, you should complete the subscription rights certificate and return it with full payment for the shares, to the U.S. Subscription Agent at the following address:

Attn: Mr. Mark Knight
Transfer Online, Inc.
512 SE Salmon Street
Portland, OR 97214, U.S.A
(503) 227-2950

If you are a holder of our shares of common stock that are registered on our shareholder register maintained by Transfer Online, Inc. and you reside in Israel, you may, at your option, deliver your subscription rights certificate and payment of the Subscription Price in immediately available funds to the Company to the address listed below:

Attn: Adv. Alon Reisser
Xfone, Inc.
11 Rabbi Akiva Street
Modi'in Illit, 71919, Israel

For more information, please see the section entitled “The Rights Offering” beginning on page 23 of this Prospectus. If you have any questions regarding the plan of distribution, you should contact the U.S. Subscription Agent at the above address or telephone number.

We do not know of any existing agreements between any shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of common stock underlying the rights.

DESCRIPTION OF SECURITIES

Common Stock:

Authorized - Our Articles of Incorporation authorizes the issuance of an aggregate of 75,000,000 shares of common stock, par value $0.001 per share.

Issued and outstanding - As of July 13, 2011, the Company had 21,119,488 shares of common stock issued and outstanding.

Preferred Stock:

Authorized/Issued and outstanding as of July 13, 2011 - None

Pursuant to a resolution of the Board of Directors of the Company dated July 11, 2006, in connection with the listing of the shares of the Company on the TASE, the Company agreed that as long as its shares are listed for trading on the TASE, the Company shall not create, issue or allot shares of a class than the class listed for trading on the TASE, other than allotments or issuances that comply with the requirements of Section 46B(A)(1) of the Israel Securities Law, 1968.

Treasury Stock:

Issued and outstanding as of July 13, 2011 - None

Warrants:

Issued and outstanding as of July 13, 2011 - 4,569,774

Each issued and outstanding warrant is exercisable into one share of Common Stock at an exercise price range of $2.00 - $4.50 per share.

Options under the Company's 2004 Stock Option Plan:

Authorized - 5,500,000

Granted and outstanding as of July 13, 2011 - 545,000

Each granted and outstanding option is exercisable into one share of Common Stock at an exercise price range of $1.50 - $3.50 per share.

Plan Administrator (Pool + Terminated) as of July 13, 2011 - 4,944,595

Exercised as of July 13, 2011 - 10,405

Options under the Company's 2007 Stock Incentive Plan:

Authorized - 8,000,000

Granted and outstanding as of July 13, 2011 - 5,085,750

Each granted and outstanding option is exercisable into one share of Common Stock at an exercise price range of $1.1 - $5.00 per share.

Plan Administrator (Pool + Terminated) as of July 13, 2011 - 2,844,750

Exercised as of July 13, 2011 - 69,500

Non-Convertible Series A Bonds:

Outstanding principal as of July 13, 2011 - NIS 71,408,204 (approximately $21,014,774)

The foregoing amount reflects the linkage to the Israeli CPI.

Annual interest rate - 8%

Linkage - the principal and interest of the Series A Bonds are linked to the Israeli CPI

Maturity - the principal matures in equal annual installments with the last one at December 2015

Subscription Rights:

Description of the subscription rights which are offered hereby may be found under the section entitled “The Rights Offering” beginning on page 23 of this Prospectus.

Description of Rights and Liabilities of Stockholders

Dividend Rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors of the Company may from time to time determine.

Voting Rights. Each holder of the Company's shares of common stock is entitled to one vote for each share held on record on all matters submitted to the vote of stockholders, including the election of directors. All voting is non-cumulative, which means that the holder of more than fifty percent (50%) of the shares voting for the election of the directors can elect all the directors.

Directors are elected and/or re-elected at the annual meeting of stockholders and each serves until the next succeeding annual meeting of stockholders and/or until his or her successor have been duly elected and qualified, or until his or her earlier resignation, removal or death. Directors are elected by a plurality of votes. A separate vote for the election and/or re-election of directors is held at each annual meeting for each directorship having nominees for election and/or re-election at such annual meeting.

The Board of Directors may issue additional shares of common stock without future stockholder action, subject to certain limitations imposed by the Amex.

Liquidation Rights. Upon liquidation, the holders of the shares of common stock are entitled to receive pro rata all of the assets of the Company available for distribution to such holders.

Preemptive Rights. Holders of shares of common stock are not entitled to preemptive rights.

Redemption rights. No redemption rights exist for shares of common stock.

Sinking Fund Provisions. No sinking fund provisions exist for shares of common stock.

Further Liability for Calls. No shares of common stock are subject to further call or assessment by the Company.

Potential Liabilities of Stockholders to State and Local Authorities.  No material potential liabilities are anticipated to be imposed on stockholders under state statues. Certain Nevada regulations, however, impose regulations on beneficial owners of more than 5% of the voting securities. Stockholders that fall into this category, therefore, may be subject to fines in circumstances where non-compliance with these regulations is established.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Experts

The audited consolidated financial statements of Xfone, Inc. as of December 31, 2010 and the year then ended, have been incorporated by reference in this Prospectus from the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2011 in reliance upon the report of Baker Tilly Virchow Krause, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

Baker Tilly Virchow Krause, LLP was not employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was it with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Counsel

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gersten Savage LLP, 600 Lexington Avenue, 9th Floor, New York, NY 10022.

CORPORATE BACKGROUND AND DESCRIPTION OF BUSINESS AND PROPERTY

CORPORATE BACKGROUND

 Xfone, Inc.

Xfone, Inc. was incorporated in the State of Nevada, U.S.A. in September 2000. We are a holding and managing company providing, through our subsidiaries, integrated communications services which include voice, video and data over our Fiber-To-The-Premise (“FTTP”) and other networks. We used to have operations in Israel and the United Kingdom.  Our Board of Directors made a strategic decision to concentrate our operations in the U.S.; accordingly, in the summer of 2010 we disposed of our U.K. and Israeli operations. We currently have operations in Texas, Mississippi and Louisiana and we also serve customers in Arizona, Colorado, Kansas, New Mexico, and Oklahoma.

Our principal executive offices are located at 5307 W. Loop 289, Lubbock, Texas 79414 and our telephone number is (806) 771-5212.

Our offices in Israel are located at 11 Rabbi Akiva Street, Modi'in Illit, 71919 and our telephone number there is + 972 08-6229582.

For our corporate website please visit www.xfone.com. Our website is not part of this Prospectus.

Our shares of common stock are traded on the Amex and the TASE under the symbol “XFN”. As of July 13, 2011, the closing price of our shares of common stock was $1.18 (Amex) / NIS 4.07 (TASE).

Our Organizational Structure

Following the sale of our UK and Israeli operations we have two wholly owned subsidiaries in the United States. These subsidiaries, and their consolidated subsidiaries, are shown in the diagram on page 11 of this Prospectus.

Swiftnet Limited

On October 4, 2000, we acquired Swiftnet Limited (“Swiftnet”) which had a business plan to provide a comprehensive range of telecommunication services and products, integrated through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom and is headquartered in London, England. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus to voice services by offering a comprehensive range of calling services to resellers and end customers. Utilizing automation and proprietary software packages, Swiftnet’s strategy is to grow without the need for heavy investments and with lower expenses for operations and registration of new customers.

On January 29, 2010, we entered into an agreement with Abraham Keinan (our significant shareholder and former Director and Chairman of our Board of Directors) and AMIT K LTD. (a company which is wholly owned and controlled by Mr. Keinan) for the sale by us of the entire issued share capital of Swiftnet.  The transaction closed on July 29, 2010.

Xfone 018 Ltd.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd., which changed its name to Xfone 018 Ltd. (“Xfone 018”) in March 2005. Headquartered in Petach Tikva, Israel, Xfone 018 is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with international carrier services and Internet access services.

On August 31, 2010, we completed the disposition of our 69% interest in Xfone 018 pursuant to a certain agreement, dated May 14, 2010 (including any amendment and supplement thereto, the “Agreement”), by and between us, Newcall Ltd. (the former 26% minority owner of Xfone 018), Margo Pharma Ltd. (the former 5% minority owner of Xfone 018), and Marathon Telecom Ltd., the buyer of Xfone 018.

WS Telecom, Inc. / Xfone USA, Inc.

On May 28, 2004, we entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom with and into our wholly owned subsidiary Xfone USA, Inc (“Xfone USA”). On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the management agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005.

Xfone USA is an integrated telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system and network. Xfone USA provides residential and business customers with high quality local, long distance and high-speed broadband Internet services. Xfone USA utilizes integrated multi-media offerings - combining digital voice and data services over broadband technologies to deliver services to customers throughout its service areas. Xfone USA is currently licensed to provide telecommunications services in Louisiana and Mississippi.

I-55 Internet Services, Inc.

On August 18, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc. (“I-55 Internet Services”), a Louisiana corporation, through the merger of I-55 Internet Services with and into our wholly owned subsidiary Xfone USA (the “I-55 Internet Services Merger”).  The I-55 Internet Services Merger closed on March 31, 2006.

I-55 Internet Services provided Internet access and related services, such as installation of various networking equipment, website design, hosting and other Internet access installation services, throughout the Southeastern United States to individuals and businesses located predominantly in rural markets in Louisiana and Mississippi. These services are available throughout Louisiana and Mississippi. The Internet service offerings include dial-up, DSL, high speed dedicated Internet access, web services, email, the World Wide Web, Internet relay chat, file transfer protocol and Usenet news access to both residential and business customers. Xfone USA provides bundled services of voice and data (broadband Internet) to customers throughout its service areas.

I-55 Telecommunications, LLC

On August 26, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC (“I-55 Telecommunications”), a Louisiana corporation, through the merger of I-55 Telecommunications with and into our wholly owned subsidiary Xfone USA (the “I-55 Telecommunications Merger”). The I-55 Telecommunications Merger closed on March 31, 2006.

I-55 Telecommunications provided voice, data and related services throughout Louisiana and Mississippi to both individuals and businesses. Prior to the merger with and into Xfone USA, I-55 Telecommunications was a licensed facility based CLEC operating in Louisiana and Mississippi with a next generation class 5 carrier-switching platform. I-55 Telecommunications provided a complete package of local and long distance services to residential and business customers across both states.  Utilizing the I-55 network footprint, Xfone USA expanded its On-Net (facilities) service area, through I-55 Telecommunications infrastructure, into New Orleans, Louisiana and surrounding areas, including Hammond, Louisiana. Xfone USA maintains a retail sales presence in New Orleans and Hammond, Louisiana.

EBI Comm, Inc.

On January 1, 2006, Xfone USA, our wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI’s services included Dial-up, DSL, T1 Dedicated Access and Web Hosting. The customer base, numbering approximately 1,500 Internet users at the time, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville, Mississippi. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. The transaction was closed on January 25, 2008. The acquisition was not significant from an accounting perspective.

Canufly.net, Inc.

On January 10, 2006 (effective as of January 1, 2006), Xfone USA, our wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc. (“Canufly.net”), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilized the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provided Internet services through a small wireless application in certain areas in Vicksburg, Mississippi. The transaction was closed on January 24, 2006. The acquisition was not significant from an accounting perspective.

Story Telecom

On May 10, 2006, we, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company owned and controlled by Mr. Davison, entered into a Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, we increased our ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006. The transaction contemplated by the Stock Purchase Agreement was not significant from an accounting perspective.

Story Telecom, Inc., a telecommunication service provider, operated in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007). Following the acquisition, Story Telecom operated as a division of our operations in the United Kingdom.

On March 25, 2008, we purchased from Mr. Davison and Trecastle Holdings Limited, the shares of common stock of Story Telecom, Inc. that each party owned, respectively, pursuant to the terms of a Securities Purchase Agreement entered into between the parties on that date. Upon acquisition of the shares of common stock of Story Telecom, Inc. from Mr. Davison and Trecastle Holdings, Story Telecom, Inc. became our wholly owned subsidiary.

On January 29, 2010, we entered into an agreement with Abraham Keinan and AMIT K LTD. for the sale by us of the entire issued share capital of Story Telecom, Inc. and its subsidiary Story Telecom Limited.  The transaction closed on July 29, 2010.

Equitalk.co.uk Limited

On May 25, 2006, we and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom (“Equitalk”) entered into an Agreement relating to the sale and purchase of Equitalk (the “Equitalk Agreement”). The Equitalk Agreement provided for us to acquire Equitalk in a restricted Common Stock and warrant transaction. The acquisition was completed on July 3, 2006, and on that date Equitalk became our wholly owned subsidiary. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provided both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

On January 29, 2010, we entered into an agreement with Abraham Keinan and AMIT K LTD. for the sale by us of the entire issued share capital of Equitalk.  The transaction closed on July 29, 2010.

Auracall Limited

On August 15, 2007, we, Swiftnet and Dan Kirschner entered into a definitive Share Purchase Agreement which was completed on the same date, pursuant to which Swiftnet purchased from Mr. Kirschner the 67.5% equity interest in Auracall Limited (“Auracall”) that he beneficially owned, thereby increasing Swiftnet’s ownership interest in Auracall from 32.5% to 100%. Swiftnet had acquired the initial 32.5% interest in Auracall through several transactions that occurred since October 16, 2001.

On January 29, 2010, we entered into an agreement with Abraham Keinan and AMIT K LTD. for the sale by us of the entire issued share capital of Auracall.

NTS Communications, Inc.

On August 22, 2007, we entered into a Stock Purchase Agreement (the “NTS Purchase Agreement”) with NTS Communications, Inc. (“NTS”), a provider of integrated telecommunications solutions headquartered in Lubbock, Texas, and the owners of approximately 85% of the equity interests in NTS, to acquire NTS. Subsequently, all of the remaining shareholders of NTS executed the Agreement, bringing the total percentage of equity interests in NTS owned by NTS shareholders that entered into the Agreement (the “NTS Sellers”) to 100%.  On February 14, 2008, we entered into a First Amendment to the NTS Purchase Agreement to amend the agreement to further extend the expiration date for the closing of our acquisition of NTS.  On February 26, 2008, we entered into a Second Amendment to the NTS Purchase Agreement which amended, among other things, the definition and elements of Working Capital, as such term is defined in the NTS Purchase Agreement, and increased the escrow amount. On April 25, 2008, we entered into a Third Amendment, pursuant to which we agreed to an extension of time for the calculation and payment of the post closing working capital adjustment under the NTS Purchase Agreement.

The acquisition closed on February 26, 2008.  Upon closing of the acquisition, NTS and its six wholly owned subsidiaries, NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers, Inc., NTS Telephone Company, LLC, and NTS Management Company, LLC, became our wholly owned subsidiaries. On April 3, 2009, NTS formed a seventh wholly owned subsidiary in Texas, called PRIDE Network, Inc.

On December 28, 2009, we and the NTS Sellers entered into a certain General Release and Settlement Agreement (the “Settlement Agreement”) in order to resolve all issues related to the calculation and determination of the final purchase price as provided in Article II of the NTS Purchase Agreement, including all issues which have been the subject of a proposed arbitration between the parties (hereinafter referred to as the “Disputed Issues”) by compromise and settlement and without resorting to potentially costly arbitration proceedings.   Our financial statements have carried the full settlement amount. We do not expect to bear any additional expenses as a result of the Settlement Agreement.

As consideration for this settlement, (i) the NTS Sellers, their heirs, executors, administrators, agents, beneficiaries, successors and assigns, officers, directors, affiliates, employees, representatives, attorneys and insurers including those of affiliated companies, forever released and discharged us, including each of our subsidiaries, directors, officers, affiliates, employees, agents, representatives, attorneys, successors and assigns, and insurers, and their respective past and present officers, directors, employees, agents, and attorneys, of and from any and all manner of action and actions, causes and causes of action, claims, controversies, contracts, torts, debts, damages or demands whatsoever, in law or in equity, that they have had, now have, or may in the future have, arising out of or related to the Disputed Issues; and (ii) we , including each of our directors, officers, affiliates, employees, agents, representatives, attorneys, successors and assigns, and insurers, and their respective past and present officers, directors, employees, agents, and attorneys forever released and discharged the NTS Sellers, their heirs, executors, administrators, agents, beneficiaries, successors and assigns, officers, and directors, including those of affiliated companies, of and from any and all manner of action and actions, causes and causes of action, claims, controversies, contracts, torts, debts, damages or demands whatsoever, in law or in equity, that they have had, now have, or may in the future have, arising out of or related to the Disputed Issues.

NTS is an integrated telecommunications service provider that owns and operates its own fiber optic and leased facilities-based, long haul and metropolitan telecommunications networks. NTS provides business and residential customers with high quality broadband, managed data, video, local, and long distance services within its service areas.  The company also provides long distance, data, and private line services to numerous communications carriers.  NTS is currently authorized to provide service in Arizona, Colorado, Kansas, Louisiana, New Mexico, Oklahoma, and Texas.

Cybergate, Inc.

On November 26, 2008, Xfone USA, our wholly owned subsidiary, entered into a Sale and Purchase Agreement (the “Agreement”) with Cybergate, Inc. (“Cybergate”), pursuant to which Cybergate agreed to sell to Xfone USA all of Cybergate’s assets, as set forth in the agreement (the “Assets”).  Cybergate was a provider of Internet services, including Internet access, web and server hosting, data services and e-mail.  Pursuant to the Agreement Xfone USA also agreed to assume certain of the liabilities of Cybergate. The Agreement and the closing of the sale and purchase have an effective date of November 1, 2008.  The acquisition was not significant from an accounting perspective.

CoBridge Telecom, LLC

On April 25, 2011, NTS Communications, Inc., (“NTS”) entered into an Asset Purchase Agreement (the “Agreement”) with CoBridge Telecom, LLC, (“CoBridge”), pursuant to which CoBridge agreed to sell NTS all of CoBridge’s assets in and around the communities of Colorado City, Levelland, Littlefield, Morton, and Slaton Texas pursuant to the terms of that Agreement. CoBridge provided cable television service in those communities via coaxial cable facilities. As part of the transaction, NTS also agreed to assume certain liabilities of CoBridge which are necessary to continue operation of the Assets. The sale and purchase closed on July 1, 2011. The acquisition is not significant from an accounting perspective.

DESCRIPTION OF BUSINESS

Our Principal Services and Their Markets

We provide through our subsidiaries the following telecommunication products / services:

Services provided by NTS Communications, Inc. and its subsidiaries

Retail Services
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Local Services: NTS delivers local telephony service to its customers through an “on-net” UNE-L connection, including voice mail, caller ID, forwarding, 3-way calling, blocking, and PBX services.  In addition, NTS sells “off-net” total service resale lines.  NTS provides UNE-L services in Lubbock, Abilene, Amarillo, Midland, Odessa, Pampa, Plainview, and Wichita Falls, Texas.  NTS provides local services via FTTP in Lubbock Wolfforth, Levelland, and Smyer, Texas.  NTS provides resold local services throughout Texas via its resale agreement with AT&T.

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Retail Long Distance Services: NTS offers a full range of long distance services to its customers, including competitively priced switched long distance (including intrastate, interstate, and international), toll-free service, dedicated T-1 long distance and calling cards.  The vast majority of its customers are concentrated in West Texas.  A minority of its long distance customers are in Arizona, New Mexico, Oklahoma, Kansas, and Colorado.

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Internet Data Services: NTS provides broadband and dial-up Internet service in all of its Texas markets. Download speeds for broadband range from 500 Kilobits to 100 Megabits per second, depending on the end user’s distance from an NTS collocation or the type of facilities used to deliver the service.  NTS also offers Web hosting and wide area networking solutions for business applications.

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Fiber-Based Services (“Fiber to the Premise” or “FTTP”): As an integrated telecom provider, NTS is capable of providing quality triple play (voice, digital video & data) on one bill at competitive prices to its FTTP customers.  NTS offers a full selection of video services, including basic cable, video on demand, HDTV and DVR.  NTS is a member of the National Cable Television Cooperative and as such obtains favorable programming rates from most major networks.  NTS provides FTTP service in Lubbock, Levelland, Littlefield, Burkburnett, Smyer, and Wolfforth, Texas.

Cable Television (CATV): In addition to providing video service via its FTTP network, NTS offers CATV via a coaxial cable network in Colorado City, Levelland, Littlefield, Morton, and Slaton, Texas.  NTS offers a wide selection of video services via its CATV offering basic cable, over 250 channels including premium sports and movie channels, and Pay Per View.

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Customer Premise Equipment (“CPE”): NTS resells a variety of CPE and CPE related services to its customers.  Primarily, these sales involve NTS acting as an authorized dealer for Toshiba phone systems. These systems are sold to customers either on a stand-alone basis, or in conjunction with the purchase of local, long distance, and/or data services from the company. In addition NTS sells a variety of other electronics such as HD displays, surveillance equipment, paging systems, nurse call systems, routers switches and internetworking gear.

Wholesale Services
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Private Line Services: NTS offers aggregation and resale of leased fiber transport network from AT&T and other fiber network operators.  This service is mostly provided for carrier customers that need direct network connectivity, as well as enterprises that require dedicated branch office connections.  Services are generally offered under 1-year contracts for a fixed amount per month.  NTS provides private line service nationwide.

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Wholesale Switched Termination Services: NTS sells its wholesale-switched minutes to local telecom companies who do not have the volume to warrant attractive pricing from AT&T and other large carriers.  NTS provides multi-regional switched termination, switched toll free origination and wholesale Internet access services to various carrier customers.  Services are generally offered for a fixed amount per minute.  NTS provides wholesale switched termination services to customers via network connections in NTS POPs and switch sites.

Internet Based Customer Service
•	Our Internet based customer service (found at www.ntscom.com) includes full details on all our retail products and services.

NTS Communications owns and operates its own facilities-based telecommunications switching system.

FTTP Network Extensions / Stimulus Fundings

Levelland/Smyer, Texas

NTS, through its wholly owned subsidiary, NTS Telephone Company, LLC, has extended its FTTP network to the nearby communities of Levelland (located approximately 30 miles west of Lubbock) and Smyer (approximately 15 miles west of Lubbock). These communities have added approximately 6,000 passings to the NTS FTTP footprint and bring total FTTP passings to approximately 21,000.  NTS Telephone Company, LLC, has received approval from the Rural Utilities Service (“RUS”) for an $11.8 million, 17-year debt financing to complete this buildout.  The RUS loan is non-recourse to NTS and all other NTS subsidiaries and interest is charged at the average rate of U.S. government obligations.  NTS’ initial capital investment in the project was a $2.5 million equity contribution. NTS provides voice, data, and video services for NTS Telephone Company and also provides billing, sales and marketing, back and front offices services to this subsidiary.  NTS receives a management fee from NTS Telephone Company equal to 15% of its revenues. NTS began marketing its triple-play service in limited areas of Levelland in 2009 and construction was completed on April 8, 2010. NTS will continue to work diligently to secure sales and complete installations in pursuit of its take rate goals.

Texas South Plains; Burkburnett and Iowa Park, Texas; St. Helena, Washington, and Tangipahoa Parishes in Southern Louisiana

In March 2010, we were notified that the applications of our wholly owned subsidiary, PRIDE Network, Inc. (“PRIDE Network”), for RUS funding from the U.S. Department of Agriculture under the Broadband Initiative Program for the FTTP build out of PRIDE Network’s projects in Texas, have been approved.  PRIDE Network was selected to receive approximately $63.7 million in RUS funding for these projects, which will be split between loans of approximately $35.53 million and grants of approximately $28.14 million.

In September 2010, we were notified that another application of PRIDE Network for additional funding under the Broadband Initiative Program for the FTTP build out of its project in Louisiana has been approved. PRIDE Network was selected to receive approximately $36.2 million in additional RUS funding which will be split between a loan of approximately $18.46 million and a grant of approximately $17.74 million.

This funding is a significant milestone in our strategy to grow the FTTP business. The grants and loans will enable us to expand the rollout of our state-of-the-art FTTP infrastructure to bring broadband services to the Texas south plains, to the communities of Burkburnett and Iowa Park, Texas, and to St. Helena, Washington, and Tangipahoa Parishes in Southern Louisiana. Additionally, it is anticipated that these projects will help stimulate the economic growth of these communities by creating hundreds of new jobs associated with the network build out.

When completed, the PRIDE Network is expected to add 30,000 FTTP passings to the NTS network bringing Company-wide FTTP passings to over 50,000.

The fundings are contingent upon PRIDE Network meeting the terms of the loans, grants or loans/grants agreement.

Services provided by Xfone USA

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Local Telephone Service: Using our own network in concentrated local areas throughout Mississippi and Louisiana and utilizing the underlying network of BellSouth Telecommunications, Inc. (the new ATT), outside of our local areas, we provide local dial tone and calling features, such as hunting, call forwarding and call waiting to both business and residential customers throughout Louisiana and Mississippi, including T-1 and PRI local telephone services to business customers.

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Long Distance Service: We use our own network where available and QWEST, a nationwide long distance carrier, as our underlying long distance network provider. In conjunction with Local Telephone Services, we provide Long Distance Services to our residential and business customers. We provide two different categories of long distance services - Switched Services to both residential and small business customers, which include 1+ Outbound Service, Toll Free Inbound Service and Calling Card Service. For larger business customers we also provide Dedicated Services such as T-1 and PRI Services. Our long distance services are only available to customers who use our local telephone services.

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Internet/Data Service: We provide high-speed broadband Internet access to residential and business customers utilizing our own integrated digital data network and utilizing the broadband gateway network of the new ATT. Our DSL service provides up to 3 Mbps of streaming speed combined with Dynamic IP addresses, as well as multiple mailboxes and Web space. Our DSL services also include spam filter, instant messaging, pop-up blocking, web mail access, and parental controls. We also provide dial-up Internet access service for quick and dependable connection to the web. Our Internet/Data services are stand-alone products or are bundled with our voice services for residential and business customers.

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Customer Service: Customer Service is paramount at Xfone USA and is one of our major differentiating characteristics, thus tantamount to being one of our product offerings. Customers have been conditioned to accept poor customer service from the larger monopoly companies because they have never had any real choice in service providers, especially in the residential market. Our attentive customer service department is an additional “product offering” which sells - as well as retains - customers. The full scope of communications service entails network service, customer service, and repair service.

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Customer Premise Equipment (“CPE”): Xfone USA also resells a variety of CPE and CPE related services to its customers.  Primarily, these sales involve acting with NTS as an authorized dealer for Toshiba phone systems. These systems are sold to customers either on a stand-alone basis, or in conjunction with the purchase of local, long distance, and/or data services from the company. In addition, the company sells a variety of other electronics such as HD displays, surveillance equipment, paging systems, nurse call systems, routers switches and internetworking gear.

Xfone USA owns and operates its own facilities-based telecommunications carrier class-switching platform.

Our Distribution and Marketing Methods

We use the following distribution methods to market our services:

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We use full time, Account Executives “AE’s” to sell into Small, Mid-Market & Enterprise business customers in our fiber & legacy CLEC markets. Additionally, a subset of AE’s working within our PRIDE FTTU markets focus on selling directly to consumers. All AE’s carry quota’s which vary based on their responsibilities, titles and type of market assigned to them. AE’s receive a base salary paid bi-monthly in addition to any commissions that may have been earned under the specific compensation plan that AE falls under;

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 We actively pursue opportunities with other Carriers; ILEC’s, CLEC’s, ITSP’s, MSO’s and Agents who purchase wholesale Origination & Termination, Point to Point Circuits, Carrier Metro Ethernet, Long Haul, Dedicated Internet Access, Dark Fiber, Interconnect CPE & Internetworking equipment such as routers & switches  directly from us and then resell these wholesale services & products at a mark-up to end-users under their own brand. This is strictly a “white labeled” offering and these entities generate their own invoices from call detail records CDR’s that we provide them. We call this division “National Accounts” and also refer to it as “Carrier Wholesale”. Our National Account Managers are specialist and typically have over 20 years of experience;

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 We utilize traditional Agents & VAR’s that sell our services directly to end-users at our established prices; these agents receive an ongoing residual commission of approximately 5%-12% of the total monthly recurring charges “MRC’s” based on their individual contracts on collected revenues less any bad debt;

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We have used and in the future may engage third party direct sales organizations (telesales and door-to-door) to register new customers when internal human capital is not available or when we want to target a specific service area aggressively for a period of time for the purpose of increase market share or a sales blitz around a new product offering;

•	We cooperate with major companies and worker’s councils;

•	We have retail and wholesale sales offices; employees at these sales offices receive annual salaries and commissions;

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 We deploy direct marketing resources including but not limited to: Internet/Social Networking, Advertising through newspaper, radio, television, outdoor boards, digital signage, direct mail campaigns, door hangers, community events and sponsorships, chambers affinity groups and alumni associations;

•	We attend telecommunications trade shows to network and to promote our products and services; and

•	We utilize the Internet as an additional distribution channel for our services.

Our Billing Practices

We charge our customers based on a monthly fixed amount or on actual usage by full or partial minutes. Our rates vary with distance, duration, time, type of call, and product or service provided, but are not dependent upon the facilities selected for the call transmission. The standard terms for our customers require either pre-payments or payments due as early as 16 or as late as 30 days from the date of the invoice, or within 90 days from when the invoice is issued by the local operator. Our supplier’s standard terms are payment within 30 to 90 days from invoice date; however, some new suppliers ask for shorter payment terms.

Divisions

We operate the following divisions:

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Partner Division - Our Partner Division operates as a separate profit center by attempting to recruit new resellers and agents to market our products and services and to provide support and guidance to resellers and agents.

•	Customer Service Division - We operate a live customer service center that operates 24 hours a day, 7 days a week.

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Operations Division - Our Operations Division provides the following operational functions to our business: (a) 24 hour/7 day a week technical support; (b) inter-company network; (c) hardware and software installations; and (d) operating switch and other platforms.

•	Administration Division - Our Administration Division provides the billing, collection, credit control, and customer support aspects of our business.

•	Marketing Division - Our Marketing Division is responsible for our marketing and selling campaigns that target potential and existing retail customers.

Geographic Markets

Our primary geographic markets are Texas, Mississippi and Louisiana, United States. However, we also serve customers in Arizona, Colorado, Kansas, New Mexico, and Oklahoma.

Competitive Business Conditions

NTS operates in a highly competitive environment which is generally characterized by the dominance of the Incumbent Local Exchange Carrier (ILEC).  With respect to its primary Texas markets, the dominant ILEC is either AT&T (formerly Southwestern Bell Telephone Company) or Windstream Communications.  NTS also competes with the Incumbent Cable TV Provider (ICTVP) in markets where that carrier provides voice, data and/or video services.  In its core Texas markets, the ICTVP is SuddenLink Communications, Time Warner Communications, or other smaller operators.  Within these same core markets, NTS also competes with a variety of widely dispersed smaller Competitive Local Exchange Carriers (CLEC).  With respect to its data and long distance products, the company competes with various national and regional players including AT&T, Verizon, Suddenlink, Qwest, Level 3 and others.

Xfone USA also operates in highly competitive markets in Mississippi and Louisiana. In these markets Xfone USA competes against the dominant ILEC, AT&T (formerly BellSouth Telecommunications), as well as many smaller CLECs.

Principal Suppliers

In fiscal year 2010, our principal supplier of telephone routing and switching services constituted 58.9% of our costs of revenues.

We are dependent on several of our suppliers, including those that provide significant hardware and software products and support. However, these suppliers are required to provide us with services in accordance with the relevant regulations and their licenses to operate as a telecommunications provider in the relevant jurisdictions.

Major Customers

We have four major types of customers:

•	Residential - Pre-subscribed customers, including for local, long distance, internet and cable television services.

•	Commercial - We serve small to complex business customers within our service areas.

•	Governmental agencies - We provide various governmental entities a broad range of servcies, including local, long distance, internet, managed data, and private line services.

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Resellers & Wholesale - We provide resellers and other carriers with various switched and non-switched voice and data services on a wholesale basis.  We also provide long haul transport, metro access, and switched termination services to a variety of communications companies throughout the United States.

We are not dependant upon any major customer. However, our revenues are dependent upon certain factors, including: price competition; access provided to our services by other telecom companies and the prices for that access; demand for our services; economic conditions in our markets; and our ability to market our services.

Patents and Trademarks

On January 9, 2004, we received notification from the Trademarks Registry Office of Great Britain that as of August 8, 2003, our trademark, “XFONE”, was registered by that government agency.

The Mark “XFONE” was registered by the United States Patent and Trademark Office (the “USPTO”) on July 15, 2008.

The Mark, “NTS Communications” related to the provision of telephone telecommunications services in the United States, was registered by the USPTO on September 4, 1984, and has been renewed through the year 2014.

The Mark, “NTS Communications (with design)” related to the provision of telephone communications services in the United States, was registered by the USPTO on October 12, 1993, and has been renewed through the year 2013.

The Mark, “NTS-ONLINE (with design)” related to the provision of web hosting, on-line message boards and information, was registered by the USPTO on August 15, 2000, and has been renewed through the year 2020.

On February 6, 2007, NTS filed an application with the USPTO to register the Mark, “NTS-ONLINE” related to the provision of expanded telecom services, web hosting services, and domain name services.  The application also seeks to eliminate the design associated with the mark.  On May 27, 2008, the USPTO issued a Notice of Allowance. NTS’ Statement of Use was accepted by the USPTO on January 3, 2009. The mark was registered by the USPTO on February 10, 2009.

On April 22, 2005, Xfone USA received notification from the USPTO that as of April 12, 2005, its Mark, “eXpeTel” was registered by that government agency.

We do not have any other patents or registered trademarks.

Regulatory Matters

We provide our services in certain States, each of which may have different regulations, standards and controls related to licensing, telecommunications, import/export, currency and trade. We believe that we are in substantial compliance with these laws and regulations.

Xfone USA is currently licensed as a CLEC and an Inter-exchange Carrier to provide local telephone and long distance services in the states of Louisiana and Mississippi. During fiscal 2008, Xfone USA was also licensed in Alabama, Florida, and Georgia, however, we withdrew these licenses during the first quarter of fiscal 2009. Internet and data services provided by Xfone USA are not regulated services.

On February 14, 2008, Xfone, Inc. and NTS received domestic and international Section 214 authorization from the United States Federal Communications Commission to transfer control of NTS to Xfone, Inc.

NTS has certain domestic and international Section 214 authority, which authorizes NTS to provide long distance service in the United States.

NTS is a registered re-seller of long-distance services in the states of Arizona, Colorado, Kansas, New Mexico, Oklahoma and Texas.  NTS is also registered to provide local services in Louisiana, New Mexico and Texas.  Further, in Texas, NTS has the authority to provide local telecommunications services throughout the state of Texas, and has authorization to provide video services in designated areas within Lubbock, Wolfforth, Smyer and Levelland, Wichita Falls, Burkburnett, Abernathy, Hale Center, Littlefield, Meadow, New Deal, Ropesville, Whitharral, Wilson, portions of the City of Brownfield, Slaton, Morton, and Colorado City. In addition, NTS has entered into 9-1-1 Emergency Service Agreements with the applicable 9-1-1 entities in the markets it serves.

NTS also has authority to provide video services in certain communities in the following Parishes in the state of Louisiana: Livingston, St. Helena, St. Tammany, Tangipahoa, and Washington.

On May 19, 2008 a petition was filed with the Federal Communications Commission (In the Matter of NTS Communications, Inc., Petition for Extension of Waiver of Section 76.1204(a)(1) of the Commission’s Rules, CS Docket No. 97-80). This Petition seeks a two-year extension of the relief previously granted from Commission Rules banning the use of integrated set-top boxes by cable service providers.  The original waiver, granted on July 23, 2007, expired on July 1, 2008. The May 19, 2008 petition is currently pending.

On June 27, 2008, a petition was filed with the Federal Communications Commission (In the Matter of Xfone USA, Inc., Petition for Waiver of Sections 54.307(c) and 54.802(a) of the Commission’s Rules, CS Docket No. 96-45). This Petition seeks relief from the failure to timely file reports necessary to receive FUSF reimbursement for the provision of telecommunications service in high cost areas of Mississippi. On April 21, 2009, the FCC entered an order that granted Xfone USA’s request for waiver of the December 30, 2007 and December 31, 2007, line count filing deadlines but denied waiver of the March 30, 2008 and March 31, 2008, line count deadlines.  Xfone USA did not seek reconsideration of the order.  Xfone USA received payment for the December 2007 filings in July 2009.

Effect of Probable Governmental Regulations

As an ETC (Eligible Telecommunications Carrier), there are numerous actions proposed at both the state and federal level which could limit NTS and Xfone USA’s future access to reimbursement from various Universal Service Funds (“USF”).  NTS currently only receives minimal reimbursement from USF for its provision of Lifeline and LinkUp services While Xfone USA received significant support for services provided in high cost areas of Mississippi.  These measures could limit NTS and Xfone USA’s ability to obtain reimbursement for services provided in high cost areas.  In areas where it has not deployed its own last mile facilities, NTS and Xfone USA continue to rely on AT&T for access to high cap interoffice and last mile copper loop facilities.  AT&T’s obligation to provide these facilities is created by the Federal Telecommunications Act of 1996 and corresponding regulations of the FCC and memorialized in interconnection agreements between NTS and Xfone USA and Incumbent Local Exchange Carriers.  Should laws or regulations be changed to limit and or eliminate competitive access to these essential facilities, our business could be adversely affected.  The FCC has recently issued Notice of Proposed Rulemaking announcing its plans to reform USF and Intercarrier Compensation (ICC).  Among the issues to be addressed in the ICC reform is the treatment of VoIP traffic, namely the compensation due, if any, to terminating carriers for VoIP originated calls.  Resolution of this issue will clarify legal and regulatory uncertainty about the treatment of these calls and could have the effect of opening the door to new markets for our wholesale switched services.

Cost of Compliance with Environmental Laws

During 2007, NTS incurred approximately $31,000 in expenses related to the encapsulation of asbestos insulation located on certain of the basement piping and basement boiler jacket of the Metro Tower, a property owned in Lubbock, Texas, and in connection with the replacement of the roof of the building to remediate a potential interior mold problem with originated from a roof leak. NTS will from time to time incur additional similar expenses in the future to monitor and encapsulate, where necessary, isolated areas of asbestos. On March 21, 2008, NTS received notice that the remediation project at Metro Tower had been completed, and accordingly does not anticipate significant future expenses related to mold remediation at this property over and above those normally associated with customary and usual building maintenance.

We currently have no other costs associated with compliance with environmental regulations. We do not anticipate any other future costs associated with environmental compliance; however, there can be no assurance that we will not incur such costs in the future.

Employees

We currently have 297 employees in the United States and 3 employees in Israel.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 5307 W. Loop 289, Lubbock, Texas 79414, USA.

In the U.S

Real Property Owned by NTS and subsidiaries

Our video headend and operations center is located at 8902 Alcove Avenue, Wolfforth, Texas 79382.  This is a single story 3,500 sq. ft. building built in 2004.  The building is used for equipment storage warehouse, office space, and the video and data headend.  A satellite farm is located adjacent to the building.  The building sits on two fenced acres within a ten acre lot.

Our retail and Toshiba sales offices, is located in the Metro Tower, which is a 20-story building located at 1220 Broadway, Lubbock, Texas 79401. The building also houses local switching, local provisioning and outside technicians. Each floor of the building measures approximately 5,000 sq. ft. We lease office space in the building to various businesses including many technology and telecommunications companies.  We also lease roof space to companies to house communications antennas.

We own two buildings at 615 N. Price Road, Pampa, Texas 79065. One single story building is used as office space for sales and technicians.  The first building measures an estimated 3,552 sq. ft. The second building is a single story 9 bay garage with a small shop area and is used for equipment storage.  The second building measures an estimated 3,000 sq. ft.

We own a building at 400 S. Columbia, Plainview, Texas 79072.  The single story building measures an estimated 1,000 sq. ft. and is used as office space for sales and technicians.

We own a 7,700 sq. ft. single story building at 601 College Avenue, Levelland, Texas, 79336.  The building houses our operations in Levelland.

We own a 3,000 sq. ft. single story building at 510 West 7th, Littlefield, Texas, 79339.  The building houses our operations in Littlefield.

We own a building at 312 E. 3rd, Burkburnett, Texas 76354.  The building houses our operations in Burkburnett.

We own a building at 770 W. 1-20 North 208, Colorado City, Texas  79512.  The building houses NTS’ equipment in Colorado City.

Real Property Leased through NTS and subsidiaries

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Our corporate offices, Network Control Center, Customer Care, and Internet help desk are located at 5307 W. Loop 289, Lubbock, TX, measuring 45,072 sq. ft. on three floors with annual triple net base rent of $518,328.  The lease expires July 31, 2013 and contains three options for five year renewal terms. We believe the building has sufficient space for our operations.

•	Local sales offices located at 801 S. Fillmore, Suite 130, Amarillo, TX, measuring 3,958 sq. ft. with annual rent of $45,516. The lease expires on November 30, 2015 and has no renewal option.

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Point of Presence (“POP”) site and fiber node located at 201 E Main, Ste. 104, El Paso Texas, measuring 950 sq. ft. (including 850 linear feet of conduit) with annual rent of $54,070.  The lease expires on March 31, 2015 and contains no option to renew.

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POP, switch site and fiber node located at 500 Chestnut, Suite 936, Abilene, TX, measuring 4,763 sq. ft. (including roof space for one (1) GPS antenna) with annual rent of $49,896.  The lease expires on December 31, 2013 and contains two options for three year renewal terms.

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Local sales office located at 400 Pine Street, Suite 980, Abilene, TX measuring 2,205 sq. ft. with annual rent of $28,872. The lease will expire in August 2011, with an option to renew for one additional year.

•	POP located at 201 Robert S. Kerr, Suite 1070, Oklahoma City, OK, measuring 1,092 sq. ft. with annual rent of $18,564.00. The lease expires on April 30, 2014.

•	Equipment room located at 8212 Ithaca, Room W-12, Lubbock, TX, of approximately 16 sq. ft. of wall space with annual rent of $480. The lease is on a month-to-month term.

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Local sales and technician offices located at 4214 Kell, Suite 104 Wichita Falls, TX, measuring 2,400 sq. ft. with annual rent of $39,600. The lease expires in August 2014 and has options to renew for one additional 36 month terms.

•	POP site located at United Center, 1049 N. 3rd, Abilene, TX, measuring 257 sq. ft. with annual rent of $6,600. The lease expires on April 30, 2016.

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POP, switch site, and fiber node located at Petroleum Building, 203 W. 8th Street Suite 102, Amarillo, TX, measuring 4,276 sq. ft. with annual rent of $62,998.44.  The lease is expires on June 30, 2016, and has options to renew for two additional 5 year terms.

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POP, switch site, and fiber node located at 710 Lamar Street, Suite 10-25, Wichita Falls, TX, measuring approximately 890 sq. ft., 380 feet of conduit, antenna roof space, plus 200 sq. ft. to house a gas generator at 714 Travis, 6th Floor, Wichita Falls. Annual rent for both spaces totals $17,033.40.  The lease expires April 30, 2015 and has one option for a five year renewal term.

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POP and switch site located at 4316 Bryan, Dallas, TX, measuring 3,816 sq. ft. with annual base rent of $196,860.  The lease expires on October 31, 2012 and has two options for renewal terms of three years.

Head end located at 1000 Cleveland Avenue & West 4th Street, Morton, TX with annual base rent of $6,000. The lease expires on May 31, 2012.

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Lease of a 0.128 portion of Tract 49 of the College Heights Addition located (St. Hwy 385 & County Road 308), Littlefield, TX from Siddharth, Inc. with annual base rent of $2,926.  The lease expires on December 31, 2012.

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Lease of a 0.128 acre portion of Tract 49 including rights of ingress and egress, the College Heights Addition, (St. Hwy 385) Littlefield, TX from Raymond Durham with annual base rent of $6,955.64.  The lease expires on December 31, 2012.

•	Sales and technician offices located at 1919 East Hwy 114, Levelland, TX with annual base rent of $4,800. The lease expires on March 31, 2012.

•	CATV tower site located at W. Ellis Street & Boston Road, Levelland, TX with annual base rent of $3,090. The lease expires on December 31, 2014.

•	Head end located at 435 N. 17th Street, Lots 5 and 6 Block 182, West Park Addition, Slaton, TX with annual rent of $1,000. The lease expires on August 31, 2015

•	Sales and technician offices located at 1001 Hickory Street, Colorado City, TX with annyal rent of $13,800. The lease expires on September 30, 2012.

Real Property Leased through Xfone USA
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Local sales and operations center located at 2506 Lakeland Drive, Flowood, Mississippi 39232, measuring 4,753 sq. ft. The lease will expire on September 30, 2011 with no option to renew. The monthly base rent is $5,941.

•	Equipment storage located at Suite 1015 at 650 Poydras Office Building. The lease expires on May 15, 2011. The monthly lease payments are $16,750.

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Sales office located at 3636 S. I-10 Service Road, Suite 214, Metairie, Louisiana. The premises measures 2,022 sq. ft. The lease will expire on September 30, 2011, with one option to renew for an additional three-year term. The monthly base rent is $2,907.

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Housing of communication equipment is located at 408 West Thomas Street, Hammond, Louisiana, measuring 2,500 sq. ft.  The term of the lease is August 1, 2008 through July 31, 2013, and the payments are $4,400 per month.

•	We lease a fiber riser at 1515 Poydras in New Orleans, LA for $1,000 per month. The term of the lease is month-to-month.

•	We lease a fiber riser at 650 Poydras in New Orleans, Louisiana for $730.00 per month. The lease expires on September 30, 2013.

•	We hold 21 collocations facilities in Texas through NTS, and 8 collocations facilities in Mississippi and 6 collocations facilities in Louisiana through Xfone USA.

Easements and Private Rights of Way through NTS and subsidiaries

•	Perpetual Construction and Utility Easement from Benny Judah for facility hut at 10508 Topeka, Lubbock, Texas, 79424.

•	Perpetual Construction and Utility Easement from CDC-Lubbock, LLC, for a manhole at 10th & T in Lubbock, Texas.

•	Perpetual Facilities Easement from Stellar Land Company, Ltd., for a facilities cabinet in the Vintage Township Addition to the City of Lubbock, Texas.

•	Perpetual Underground Utility Easement from Stellar Land Company, Ltd., for underground facilities in the Vintage Township Addition to the City of Lubbock.

•	Right of Way Use Permit: City of Midland, Texas, Right of Way Use Permit for S. Marienfeld Street and W. Missouri Avenue.

In Israel

Our Israeli office is located at 11 Rabbi Akiva Street, Modi'in Illit, Israel, measuring 516 sq. ft. The monthly rent (including municipal rate) is NIS 2,230 (approximately $615). The lease expires June 3, 2012 and has one option for a two years renewal term.

Our offices are in good condition and are sufficient to conduct our operations.

We do not intend to renovate, improve or develop any properties; however, from time to time we improve leased office space in order to comply with local legislation and to provide an office environment necessary to conduct business in the markets in which we operate. We are not subject to competitive conditions for property. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. We have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of July 13, 2011, certain information with respect to the beneficial ownership of our share of common stock, par value $0.001 per share (“Common Stock”) by each stockholder known to us to be the beneficial owner of more than five percent of our shares of Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information filed with the SEC and/or furnished to us by each person, using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose or to direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement which could result in a change in control of our Company.

The following table assumes, based on our stock records, that there are 21,119,488 shares issued and outstanding as of July 13, 2011.

Name, Title & Address of Beneficial Owner	Amount of Beneficial Ownership (Common Stock)	Nature of Ownership	Percent of Class
Itzhak Almog (1) Chairman of the Board 7/A Moledet St. Hod Hasharon Israel	123,000	Direct	0.58%
Guy Nissenson (2)(3) President, Chief Executive Officer, and Director, 3A Finchley Park London N12 9JS United Kingdom	5,585,886	Direct/Indirect	24.7%
Niv Krikov (4) Treasurer, Chief Financial Officer, Principal Accounting Officer and Director 7908 Vicksburg Ave. Lubbock, TX 79424 United States	300,000	Direct	1.4%

Shemer S. Schwarz (5) Director 5 Israel Galili St. Tel-Aviv Israel	98,900	Direct	0.47%
Israel Singer (6) Director 63 Ben Eliezer St. Ramat Gan Israel	110,000	Direct	0.52%
Arie Rosenfeld (7) Director 9, Clos de Wagram 1180 Brussels Belgium	90,000	Direct	0.43%
Timothy M. Farrar Director 572 South Oak Park Way, Redwood City, CA 94062 United States	0	N/A	-
Abraham Keinan (3)(8) Former Director 4 Wycombe Gardens London NW11 8AL United Kingdom	2,324,636	Direct/Indirect	11.01%
Richard L. Scott (9) 1400 Gulf Shore Boulevard, North - Suite 148, Naples, FL 34102 United States	3,305,983	Indirect	15.08%
Gagnon Securities LLC (10)(11) 1370 Ave. of the Americas, Suite 2400 New York, NY 10019 United States	642,595	Indirect	3.03%
Neil Gagnon (10)(11) 1370 Ave. of the Americas, Suite 2400 New York, NY 10019 United States	2,887,330	Direct/Indirect	13.4%
Mr. Blair E. Sanford and Burlingame Asset Management, LLC (12) 1 Market Street Spear Street Tower, Suite 3750 San Francisco, CA 94105 United States	4,210,718	Indirect	19.08%
Windcrest Microcap Partners, LP, Windcrest Microcap GP, LLC, Windcrest Microcap Investments LLC and James H. Gellert (13) 750 3rd Avenue, 33rd Floor New York, NY 10017 United States	1,150,874	Indirect	5.45%

Directors and Executive Officers as a group (7 persons)	6,307,786	Direct	27.04%

(1) Mr. Itzhak Almog holds 8,000 shares of our Common Stock and has direct beneficial ownership of 115,000 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus. On October 30, 2006, Mr. Almog was granted 25,000 options (under our 2004 Stock Option Plan) on the following terms: exercise price - $3.5, vesting date - 12 month from grant date, expiration date - 5 years from the vesting date. On September 20, 2010, Mr. Almog was granted 90,000 options (under our 2007 Stock Incentive Plan) on the following terms: exercise price - $1.22, vesting date - 10,000 options per month for 9 months from date of grant, expiration date - 5 years from the grant date.

(2) Mr. Guy Nissenson holds 1,230,000 shares of our Common Stock and has direct beneficial ownership of 1,500,000 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus. On February 15, 2010, Mr. Nissenson was granted 1,500,000 options (under our 2007 Stock Incentive Plan) on the following terms: exercise price - $1.1, vesting date - on the grant date, expiration date - 5 years from the grant date. In addition, certain stockholders provided Mr. Nissenson and Mr. Abraham Keinan with irrevocable proxies representing a total of 531,250 shares of our Common Stock. Considering the Keinan Proxy (as defined in footnote (3) below), Mr. Nissenson is also deemed to be a beneficial owner of the foregoing 531,250 shares of our Common Stock Common Stock.

(3) On July 29, 2010, a certain Voting Agreement dated September 28, 2004 between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd, an entity owned and controlled by Mr. Nissenson and his family was terminated, and was simultaneously replaced with a written appointment by Mr. Keinan of Mr. Nissenson, to act as Mr. Keinan’s proxy in respect of all shares of our Common Stock that Mr. Keinan owns or holds, now or in the future, directly and/or indirectly, or over which Mr. Keinan has proxy authority (the “Keinan Proxy”). The Keinan Proxy is irrevocable, and subject to NRS 78.355, will remain in effect for as long as Mr. Nissenson is the record or beneficial holder of 100,000 or more shares of our Common Stock or is a director or an executive officer of the Company. Considering the Keinan Proxy, Mr. Nissenson is also deemed to be a beneficial owner of 2,324,636 shares of our Common Stock which are owned by Mr. Keinan.

(4) Mr. Niv Krikov has direct beneficial ownership of 300,000 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus. On February 15, 2010, Mr. Krikov was granted 400,000 options (under our 2007 Stock Incentive Plan) on the following terms: Option exercise price - $1.10, vesting date - 25% of the underlying shares vested 12 months from the date of grant, the remaining 75% of the options vest in equal quarterly installments after 15 months from the grant date. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest. Expiration date - 7 years from the grant date.

(5) Mr. Shemer S. Schwarz holds 8,900 shares of our Common Stock and has direct beneficial ownership of 90,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus. On September 20, 2010, Mr. Schwarz was granted 90,000 options (under our 2007 Stock Incentive Plan) on the following terms: exercise price - $1.22, vesting date - 10,000 options per month until all options are vested after 9 months from the grant date, expiration date - 5 years from the grant date.

 (6) Mr. Israel Singer has direct beneficial ownership of 110,000 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus. On June 5, 2007, Mr. Singer was granted 20,000 options (under our 2004 Stock Option Plan) on the following terms: exercise price - $3.5, vesting date - 12 month from the grant date, expiration date - 5 years from the vesting date. On September 20, 2010, Mr. Singer was granted 90,000 options (under our 2007 Stock Incentive Plan) on the following terms: exercise price - $1.22, vesting date - 10,000 options per month for 9 months from the grant date, expiration date - 5 years from the grant date.

(7) Mr. Arie Rosenfeld has direct beneficial ownership of 90,000 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus. On September 20, 2010, Mr. Rosenfeld was granted 90,000 options (under our 2007 Stock Incentive Plan) on the following terms: exercise price - $1.22, vesting date - 10,000 options per month for 9 months from the grant date, expiration date - 5 years from the grant date.

(8) Mr. Abraham Keinan holds 2,193,936 shares of our Common Stock and has indirect beneficial ownership of 130,700 shares of our Common Stock (held by Swiftnet Limited).

(9) Mr. Richard L. Scott may be deemed to beneficially own 2,505,983 shares of Common Stock owned by certain of his family entities.  According to a Schedule 13D/A filed with the Commission on September 8, 2008, Mr. Scott may also be deemed to beneficially own a warrant owned by XFN-RLSI Investments, LLC, located at 1400 Gulf Shore Boulevard, North - Suite 148, Naples, FL 34102, to purchase an additional 800,000 shares of Common Stock, for aggregate beneficial ownership of 3,305,983 shares. Mr. Scott is the controlling member of XFN-RLSI Investments, LLC. The table reflects beneficial ownership of all shares and including shares underlying the warrant.

 (10) Gagnon Securities LLC, a registered investment adviser, in its role as investment manager to several customer accounts, foundations, partnerships, trusts, and private investment funds (collectively, the “Funds”) to which it furnishes investment advice, may be deemed to beneficially own 642,595 shares of our Common Stock which are owed by the Funds (which include 82,132 shares issuable upon exercise of warrants). Gagnon Securities shares investment discretion and/or voting power with Mr. Gagnon, the managing member and the principal owner of Gagnon Securities, over certain of the 642,595 shares owned by the Funds, and shares investment discretion and/or voting power over the remaining shares with persons other than Mr. Gagnon. Gagnon Securities has expressly disclaimed beneficial ownership of all securities held in the Funds' accounts. No single client's interest as reported in the customer accounts at Gagnon Securities exceeds 5% of our outstanding Common Stock.

(11) Mr. Gagnon has sole voting and dispositive power with respect to 1,375,915 shares of our Common Stock (which include 250,500 shares issuable upon exercise of warrants), shares voting power and dispositive power with respect to 1,465,415 shares of Common Stock (which include 167,368 shares issuable upon exercise of warrants).  Although Mr. Gagnon shares voting power over certain of the shares owned by the Funds described in footnote (10) above, Mr. Gagnon has expressly disclaimed beneficial ownership of all securities held in the Funds' accounts and as a result, those shares are not included in the “Amount of Beneficial Ownership” column for Mr. Gagnon. With the exception of Mr. Gagnon, no single client's interest as reported in the customer accounts at Gagnon Securities LLC exceeds 5% of our outstanding Common Stock.

(12) Burlingame Asset Management, LLC (“BAM”) is the general partner of each of Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, and Burlingame Equity Investors Master Fund, LP, and the investment manager of Burlingame Equity Investors (Offshore) Ltd. (collectively, the “Funds”). Mr. Sanford is the managing member of BAM. Mr. Sanford and BAM may each be deemed to beneficially own 4,210,718 shares of our Common Stock (which include 950,000 shares issuable upon exercise of warrants) which are owned by the Funds.

(13) Each of Windcrest Microcap Partners, LP (“Windcrest LP”), Windcrest Microcap GP, LLC (“Windcrest GP LLC”), Windcrest Microcap Investments LLC (“Windcrest LLC”) and James H. Gellert may be deemed to beneficially own 1,150,874  shares of Common Stock.  Windcrest GP LLC is the general partner of Windcrest LP.  Mr. Gellert serves as managing member of each of Windcrest GP LLC and Windcrest LLC.  Investment power and voting discretion over all of the shares is shared among the three entities and Mr. Gellert.

CERTAIN MARKET INFORMATION

Our shares of common stock were quoted and began trading on the NYSE Amex LLC (formerly named the American Stock Exchange and the NYSE Alternext US LLC) on June 8, 2005 under the symbol “XFN.”

As of July 24, 2006, our shares of common stock are also quoted and traded under the Hebrew symbol “אקספ” on the Tel Aviv Stock Exchange Ltd.

Below is the market information pertaining to the range of the high and low closing price of our shares of common stock for each quarter in 2009 and 2010 and the first quarter of 2011. The quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

	NYSE Amex		TASE
Period	Low	High	Low	High
2011
First Quarter	$1.20	$1.84	NIS 4.353	NIS 6.609
2010
Fourth Quarter	$1.08	$1.49	NIS 4.10	NIS 5.093
Third Quarter	$1.04	$1.30	NIS 3.878	NIS 4.646
Second Quarter	$0.99	$1.49	NIS 3.524	NIS 5.604
First Quarter	$0.60	$1.85	NIS 2.37	NIS 6.62
2009
Fourth Quarter	$0.66	$0.99	NIS 2.513	NIS 3.781
Third Quarter	$0.79	$1.08	NIS 3.1	NIS 4.964
Second Quarter	$0.50	$1.12	NIS 2.132	NIS 4.826
First Quarter	$0.47	$0.81	NIS 2.00	NIS 3.393

The source of the above information is http://www.nysenet.com and http://www.tase.co.il.

As of July 13, 2011, the closing price of our shares of common stock was $1.18 (Amex) / NIS 4.07 (TASE).

As of July 13, 2011 there were 259 holders of record of the Company’s common stock.

Dividends

We have not declared or paid cash dividends on our shares of common stock in the last several years.  We currently intend to retain future earnings, if any, to operate and expand our business, and we do not anticipate paying cash dividends on our shares of common stock in the foreseeable future.  Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our Board of Directors.

On March 23, 2010, we entered into a Securities Purchase Agreement (the “Agreement”) with an existing shareholder, Burlingame Equity Investors, LP (“Burlingame”), pursuant to which Burlingame agreed to purchase from us and we agreed to sell and issue to Burlingame certain securities of the Company for an aggregate purchase price of $6,000,000. Among these securities, a Senior Promissory Note in the aggregate principal amount of $3,500,000, maturing on March 22, 2012 (the “Note”). According to the Agreement and so long as the Note remains outstanding, the Company agreed that it shall not declare or pay any dividends or make any distributions to any holder(s) of common stock without the approval of Burlingame. On May 2, 2011, we entered into a first amendment to the Note according to which the maturity date of the Note was extended to March 22, 2013.

MATERIAL CHANGES

N/A

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus the information that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is deemed to be part of this Prospectus.  We incorporate by reference the documents set forth below, which we already have filed with the SEC.

The following documents are incorporated by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 18, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 16, 2011;

•	Our Current Report on Form 8-K filed with the SEC on December 16, 2008;

•	Our Current Report on Form 8-K filed with the SEC on January 26, 2011;

•	Our Current Report on Form 8-K filed with the SEC on March 9, 2011;

•	Our Current Report on Form 8-K filed with the SEC on April 13, 2011;

•	Our Current Report on Form 8-K filed with the SEC on April 27, 2011;

•	Our Current Report on Form 8-K filed with the SEC on May 2, 2011;

•	Our Current Report on Form 8-K filed with the SEC on May 12, 2011;

•	Our Current Report on Form 8-K filed with the SEC on May 17, 2011;

•	Our Current Report on Form 8-K filed with the SEC on May 19, 2011; and

•	Our Current Report on Form 8-K filed with the SEC on July 6, 2011.

We will provide to each person, including any beneficial owner, to whom this Prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this Prospectus. Requests should be directed to our Corporate Secretary, Alon Reisser, by email address alon@xfone.com.  You can also mail Mr. Reisser at 5307 W Loop 289 Lubbock, Texas 79414, telephone (806) 771-5212; in Israel at 11 Rabbi Akiva Street, Modi'in Illit, 71919, telephone 08-6229583. We will also post such documents on our website located at www.xfone.com.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of a small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE ISRAEL SECURITIES AUTHORITY EXEMPTION

This Prospectus has been prepared based on the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the requirements of the U.S. Securities and Exchange Commission. Section 35-29 of the Israeli Securities Law, 5728-1968, authorizes the Israel Securities Authority (the “ISA”) to grant an exemption to companies that are dually-listed on the TASE and certain foreign stock exchanges, including the Amex (under Chapter E3 of the Israeli Securities Law), that offer their securities to the public in Israel pursuant to a prospectus, from the requirements of the Israeli Securities Regulations (Prospectus Details, Format and Form), 5729-1969. Such exemption requires that the prospectus filed and published in Israel be prepared in accordance with the requirements of the Securities Act. We obtained such an exemption in connection with this Rights Offering1.

We obtained all the approvals and permits required under applicable law for the issuance and distribution of the Rights and the underlying shares of common stock and for the publication of this Prospectus. We are not making an offer in any state or jurisdiction or under any circumstances where the offer is not permitted.2

Nothing in the ISA exemption or the TASE approval should be interpreted as a verification of the information contained in this Prospectus, an approval of the accuracy or completeness of such information or an expression of any view as to the quality of the securities we are distributing.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, as amended, we are filing with the SEC a registration statement on Form S-1, of which this Prospectus is a part, covering the securities being offered in this offering. As permitted by rules and regulations of the SEC, this Prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

You should rely only on the information contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

1 The forgoing language is required to be provided by the TASE.  We expect to obtain such exemption prior to the effectiveness of this Prospectus.
2 The forgoing language is required to be provided by the TASE.  We expect to obtain all necessary approvals and permits prior to the effectiveness of this Prospectus.

21,119,488
Shares
of
Common Stock

PROSPECTUS

____________, 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Registrant.

Securities and Exchange Commission registration fee	$736
Printing costs (*)	30,000
Legal and accounting fees and expenses (*)	87,000
Listing and transfer agent fees (*)	50,000

Miscellaneous (*)	10,000
Total (*)	$177,736

(*) Estimated.

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes (“NRS”)

Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under our Bylaws, the corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

Our Bylaws

Article 7 of our Bylaws provides that subject to the laws of the State of Nevada, we shall indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company, if it is determined by the Board that such person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company.

Indemnification Agreements

Following a March 29, 2006 resolution of the Board of Directors of the Company, the Company has entered into indemnification agreements with its Directors and Officers.

Item 15. Recent Sales of Unregistered Securities

N/A

Item 16. Exhibits and Financial Statement Schedules

The Exhibit Index beginning on page 60 of this Registration Statement is hereby incorporated by reference.

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low end or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which shall remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B (Section 230.430B of this chapter):

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lubbock, State of Texas, and Israel.

XFONE, INC.

Date: July 14, 2011	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director
(principal executive officer)

Date: July 14, 2011	By:	/s/ Niv Krikov
Niv Krikov
Principal Accounting Officer, Treasurer, Chief Financial Officer and Director (principal accounting and financial officer)

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Itzhak Almog	Chairman of the Board, Chairman of the Audit Committee and Chairman of the Nominating Committee	July 14, 2011
Itzhak Almog

/s/ Guy Nissenson	President, Chief Executive Officer and Director	July 14, 2011
Guy Nissenson

/s/ Niv Krikov	Treasurer, Chief Financial Officer, Principal Accounting Officer and Director	July 14, 2011
Niv Krikov

/s/ Israel Singer	Director, Chairman of the Compensation Committee and a member of the Audit Committee	July 14, 2011
Israel Singer

EXHIBIT INDEX

Exhibit Number	Description
2.	Agreement and plan of reorganization dated September 20, 2000, between the Company and Swiftnet Limited. (1)
3.1	Articles of Incorporation of the Company.(1)
3.1.1	Certificate of Amendment to the Articles of Incorporation of the Company, dated January 18, 2007. (56)
3.3	Memorandum of Association of Swiftnet Limited. (1)
3.4	Articles of Association of Swiftnet Limited. (1)
3.6	Bylaws of Xfone USA, Inc. (7)
3.12	Reamended and Restated Bylaws of Xfone, Inc. dated November 18, 2010. (68)
4.	Specimen Stock Certificate.(1)
4.1	Form of Subscription Rights Certificate.*
4.2	Form of Instructions for Use of Xfone, Inc.’s Subscription Rights Certificates*
4.3	Form of Letter to Stockholders who are Record Holders.*
4.4	Form of Letter to Nominee Holders Whose Clients are Beneficial Holders.*
4.5	Form of Letter to Clients of Nominee Holders.*
4.6	Form of Nominee Holder Certification.*
4.7	Form of Beneficial Owner Election.*
4.8	Form of Notice of Guaranteed Delivery.*
5	Opinion of Gersten Savage LLP.*
10.1	Agreement dated May 11, 2000, between Swiftnet Limited and Guy Nissenson.(1)
10.2	Employment Agreement dated January 1, 2000 with Bosmat Houston. (1)
10.3	Loan Agreement dated August 5, 2000, with Swiftnet Limited, Guy Nissenson, and Nissim Levy.(1)
10.4	Promissory Note dated September 29, 2000, between the Company and Abraham Keinan.(1)
10.5	Stock Purchase Agreement dated June 19, 2000, between Swiftnet Limited, Abraham Keinan, and Campbeltown Business Ltd. (1)
10.6	Consulting Agreement dated May 11, 2000 between Swiftnet Limited and Campbeltown Business Ltd.(1)
10.7	Agreement dated July 30, 2001, with Campbeltown Business Ltd.(1)
10.8	Contract dated June 20, 1998, with WorldCom International Ltd.(1)
10.9	Contract dated April 11, 2000, with VoiceNet Inc.(1)
10.10	Contract dated April 25, 2000, with InTouchUK.com Ltd.(1)
10.11	Letter of Understanding dated July 30, 2001, from Campbeltown Business Ltd. to the Company.(2)
10.12	Agreement dated April 6, 2000, between Adar International, Inc./Mr. Sidney J. Golub and Swiftnet Limited. (2)
10.13	Lease Agreement dated December 4, 1991, between Elmtree Investments Ltd. and Swiftnet Limited.(2)
10.14	Lease Agreement dated October 8, 2001, between Postwick Property Holdings Limited and Swiftnet Limited. (2)
10.15	Agreement dated September 30, 2002, between the Company, Swiftnet Limited., and Nir Davison.(5)
10.16
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Platinum Partners Value Arbitrage Fund LP, Countrywide Partners LLC and WEC Partners LLC. (6)

10.17
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Simon Langbart, Robert Langbart, Arik Ecker, Zwi Ecker, Michael Derman, Errol Derman, Yuval Haim Sobel, Zvi Sobel, Tenram Investment Ltd., Michael Zinn, Michael Weiss. (6)

10.18
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Southridge Partners LP and Southshore Capital Fund Ltd. (6)

10.19	As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Crestview Capital Master LLC. (6)
10.20
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Adam Breslawsky, Oded Levy, Michael Epstein, Steven Frank, Joshua Lobel, Joshua Kazan and The Oberon Group LLC. (6)

10.21	Newco (Auracall Limited) Formation Agreement.(6)
10.22	Agreement with ITXC Corporation.(6)
10.23	Agreement with Teleglobe International.(6)
10.23.1	Amendment to Agreement with Teleglobe International.(6)
10.24	Agreement with British Telecommunications.(6)
10.25	Agreement with Easyair Limited (OpenAir).(6)
10.26	Agreement with Worldnet.(6)
10.27	Agreement with Portfolio PR.(6)
10.28	Agreement with Stern and Company.(6)
10.29	Letter to the Company dated December 31, 2003, from Abraham Keinan.(6)
10.30	Agreement between Swiftnet Limited and Dan Kirschner.(8)
10.31	Agreement and Plan of Merger.(7)
10.32	Escrow Agreement.(7)
10.33	Release Agreement.(7)
10.34	Employment Agreement date March 10, 2005, between Xfone USA, Inc. and Wade Spooner.(7)
10.34.1	Separation Agreement and Release, dated August 15, 2008, between Xfone USA, Inc. and Wade Spooner. (56)
10.35	Employment Agreement date March 10, 2005, between Xfone USA, Inc. and Ted Parsons.(7)
10.35.1	Separation Agreement and Release, dated August 15, 2008, between Xfone USA, Inc. and Ted Parsons. (56)
10.36	First Amendment to Agreement and Plan of Merger (to acquire WS Telecom, Inc.).(11)
10.37	Finders Agreement with The Oberon Group, LLC.(11)
10.38	Agreement with The Oberon Group, LLC.(11)
10.39	Management Agreement between WS Telecom, Inc. and Xfone USA, Inc.(8)
10.40	Engagement Letter to Tommy R. Ferguson, Confidentiality Agreement, and Executive Inventions Agreement dated August 19, 2004. (11)
10.41	Voting Agreement dated September 28, 2004.(11)
10.42	Novation Agreement executed September 27, 2004.(11)
10.43	Novation Agreement executed September 28, 2004.(11)
10.44	Investment Agreement dated August 26, 2004, with Ilan Shoshani.(12)
10.44.1	Addendum and Clarification to the Investment Agreement with Ilan Shoshani dated September 13, 2004. (12)
10.45	Agreement dated November 16, 2004, with Elite Financial Communications Group.(13)
10.46	Financial Services and Business Development Consulting Agreement dated November 18, 2004, with Dionysos Investments (1999) Ltd. (13)
10.47	Agreement and Plan of Merger to acquire I-55 Internet Services, Inc. dated August 18, 2005.(14)
10.48	Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC dated August 26, 2005.(15)
10.49	Securities Purchase Agreement, dated September 27, 2005, by and between the Company and Laurus Master Fund, Ltd. (16)
10.50
Secured Convertible Term Note, dated September 27, 2005, by the Company in favor of Laurus Master Fund, Ltd.; Adjustment Provision Waiver Agreement, dated September 27, 2005, by and between the Company and Laurus Fund, Ltd. (16)

10.51	Common Stock Purchase Warrant, dated September 27, 2005, by the Company in favor of Laurus Master Fund, Ltd. (16)
10.52	Registration Rights Agreement, dated September 27, 2005, by and between the Company and Laurus Master Fund, Ltd. (16)
10.53	Master Security Agreement, dated September 27, 2005, by and between the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc., and Laurus Master Fund, Ltd. (16)
10.54	Stock Pledge Agreement, dated September 27, 2005, by and between the Company, Xfone USA, Inc., and Laurus Master Fund, Ltd. (16)
10.55	Subsidiary Guarantee dated September 27, 2005, by Xfone USA, Inc., eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. in favor of Laurus Master Fund, Ltd. (16)
10.56	Funds Escrow Agreement, dated September 27, 2005, by and between the Company, Laurus Master Fund, Ltd. and Loeb & Loeb LLP; Disbursement Letter, dated September 27, 2005. (16)
10.57	Incremental Funding Side Letter, dated September 27, 2005, by and between the Company and Laurus Master Fund, Ltd. (16)

10.58
Securities Purchase Agreement dated September 28, 2005, by and between the Company and Crestview Capital Mater, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. (16)

10.59
Registration Rights Agreement, dated September 28, 2005, by and between the Company and Crestview Capital Mater, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. (16)

10.60
Common Stock Purchase Warrant, dated September 28, 2005, by the Company in favor of the Crestview Capital Mater, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. (16)

10.61	Escrow Agreement, dated September 28, 2005, by and between the Company, the Purchasers and Feldman Weinstein LLP. (16)
10.62	Management Agreement dated October 11, 2005.(17)
10.63	First Amendment to Agreement and Plan of Merger (to acquire I-55 Internet Services, Inc.), dated October 10, 2005. (17)
10.64	Letter Agreement with MCG Capital Corporation dated October 10, 2005.(17)
10.65
Securities Purchase Agreement, dated November 23, 2005, between the Company and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.66
Registration Rights Agreement, dated November 23, 2005, between the Company and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.67
Common Stock Purchase Warrant, dated November 23, 2005, by the Company in favor of Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.68
Escrow Agreement, dated November 23, 2005, between the Company, the Escrow Agent, and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.69	Management Agreement with I-55 Telecommunications, LLC dated October 12, 2005.(19)
10.70	Agreement - General Terms and Conditions with EBI Comm, Inc., dated January 1, 2006.(21)
10.71	Asset Purchase Agreement with Canufly.net, Inc., dated January 10, 2006.(21)
10.72	Stock Purchase Agreement dated May 10, 2006, by and among the Company, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited. (23)
10.73	Agreement dated May 25, 2006, by and among the Company and the shareholders of Equitalk.co.uk Limited. (24)
10.74	Securities Purchase Agreement, dated June 19, 2006, by and between the Company and the Purchasers. (25)
10.75	Registration Rights Agreement, dated June 19, 2006, by and between the Company and the Purchasers. (25)
10.76	Common Stock Purchase Warrant, dated June 19, 2006, by the Company in favor of the Purchasers.(25)
10.77	Escrow Agreement, dated June 19, 2006, by and between the Company, the Escrow Agent, and the Purchasers. (25)
10.78	Form of Indemnification Agreement between the Company and its Directors and Officers.(27)
10.79	Agreement to Purchase Promissory Note dated October 31, 2005, with Randall Wade James Tricou.(27)
10.80	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Tricou Construction. (27)
10.81	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Bon Aire Estates. (27)
10.82	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Bon Aire Utility. (27)
10.83	Agreement to Purchase Promissory Note dated February 3, 2006, with Danny Acosta.(27)
10.84	Letter Agreement dated November 15, 2005, with Oberon Securities, LLC.(27)
10.85	Letter Agreement dated June 15, 2006, with Oberon Securities, LLC.(27)
10.86	Second Amendment to Agreement and Plan of Merger (to acquire WS Telecom, Inc.), dated June 28, 2006. (27)
10.87	General Contract for Services dated January 1, 2005, by and between the Company and Swiftnet Limited. (27)
10.88	Service Agreement dated December 6, 2005, by and between the Company and Elite Financial Communications Group, LLC. (27)
10.89	Agreement for Market Making in Securities dated July 31, 2006, by and between the Company and Excellence Nessuah Stock Exchange Services Ltd. (27)
10.90	Shareholders Loan Agreement, dated September 27, 2006, by and between Auracall Limited, Swiftnet Limited, and Dan Kirschner. (28)
10.91	Service Agreement, dated November 7, 2006, by and between the Company and Institutional Marketing Services, Inc. (28)
10.92	Consultancy Agreement, dated November 20, 2006, by and between the Company and Crestview Capital Partners, LLP. (29)
10.93	Agreement dated December 24, 2006, by and between the Company, Halman-Aldubi Provident Funds Ltd., and Halman-Aldubi Pension Funds Ltd. [translation from Hebrew]. (31)
10.94	First Amendment to Financial Services and Business Development Consulting Agreement dated February 8, 2007, by and between the Company and Dionysos Investments (1999) Ltd. (33)
10.95	Agreement dated February 8, 2007, by and between the Company, Swiftnet Limited, Campbeltown Business, Ltd., and Mr. Abraham Keinan. (33)
10.96	First Amendment to General Contract for Services, dated March 14, 2007, by and between the Company and Swiftnet Limited. (34)
10.97	Employment Agreement, dated March 28, 2007, between Swiftnet Limited and Abraham Keinan.(34)
10.98	Consulting Agreement, dated March 28, 2007, between the Company and Abraham Keinan. (34)

10.99	Employment Agreement, dated March 28, 2007, between Swiftnet Limited and Guy Nissenson.(34)
10.100	Consulting Agreement, dated March 28, 2007, between the Company and Guy Nissenson.(34)
10.101	Settlement Agreement and Release dated May 31, 2007, by and among Embarq Logistics, Inc, Xfone USA, Inc. and the Company. (35)
10.102	Promissory Note dated May 31, 2007, by Xfone USA, Inc.(35)
10.103	Parent Guarantee dated as of May 31, 2007 by the Company in favor of Embarq Logistics, Inc.(35)
10.104	Share Purchase Agreement dated August 15, 2007, by and between Dan Kirschner, as Seller, Swiftnet Limited, as Buyer, and Xfone, Inc. (36)
10.105	Inter-Company Loan Agreement dated August 15, 2007, by and between Auracall Limited, as Lender, and Swiftnet Limited, as Borrower. (36)
10.106	Stock Purchase Agreement dated August [20], 2007, by and among the Company, NTS Communications, Inc., and the Shareholders of NTS Communications, Inc. (37)
10.107	Letter of Joint Venture dated June 15, 2007, by and among the Company and NTS Holdings, Inc.(37)
10.107.1	Form of Free Cash Flow Participation Agreement to be Entered into between the Company and NTS Holdings, Inc. Upon Consummation of the Acquisition. (37)
10.107.2	Form of Employment Agreement to be entered into between NTS Communications, Inc. and Barbara Baldwin upon Consummation of the Acquisition. (37)
10.107.3	Form of Employment Agreement to be entered into between NTS Communications, Inc. and Jerry Hoover upon Consummation of the Acquisition. (37)
10.107.4	Form of Employment Agreement to be entered into between NTS Communications, Inc. and Brad Worthington upon Consummation of the Acquisition. (37)
10.108	Employment Contract signed on August 26, 2007, by and between the Company’s Israeli based Subsidiary Xfone 018 ltd. and Roni Haliva. (38)
10.109	Subscription Agreement for the Purchase of Shares of Common Stock of the Company Dated October 23, 2007. (39)
10.110	Subscription Agreement for the Purchase of Shares of Common Stock of the Company Dated November 1, 2007. (41)
10.111	Form of Subscription Agreement for the Purchase of Units Consisting of Two Shares of Common Stock and One Common Stock Purchase Warrant. (42)
10.112	Form of Common Stock Purchase Warrant.(42)
10.113	First Amendment to Stock Purchase Agreement.(43)
10.114.1	Employment agreement dated as of February 26, 2008, by and among NTS Communications, Inc. and Barbara Baldwin. (44)
10.114.2	Employment agreement dated as of February 26, 2008, by and among NTS Communications, Inc. and Jerry Hoover. (44)
10.114.3	Employment agreement dated as of February 26, 2008, by and among NTS Communications, Inc. and Brad Worthington .(44)
10.115	Free cash flow participation agreement dated as of February 26, 2008, by and among Xfone, Inc. and NTS Holdings, Inc. (44)
10.116
Escrow agreement dated as of February 26, 2008, by and among Xfone, Inc., Chris Chelette, Robert Healea and Kevin Buxkemper the NTS shareholders representatives, and Trustmark National Bank, as Escrow Agent. (44)

10.117	Release, effective as of February 26, 2008, entered into by each of Barbara Baldwin, Jerry Hoover and Brad Worthington (44)
10.118
Noncompetition, nondisclosure and nonsolicitation agreement dated as of February 26, 2008, by and among Xfone, Inc., Telephone Electronics Corporation, Joseph D. Fail, Chris Chelette, Robert Healea, Joey Garner, and Walter Frank. (44)

10.119
Second amendment to stock purchase agreement entered into by each of February 26, 2008 by and among Xfone, Inc., NTS Communications, Inc. and Chris Chelette, Robert Healea and Kevin Buxkemper, as the NTS shareholders representatives. (44)

10.120	Modification of Financial Consulting Agreement between Xfone, Inc. and Oberon Securities, LLC in connection with NTS Communications Transaction. (45)
10.121	Fees Due to Oberon Securities, LLC from Xfone, Inc. in connection with services provided in conjunction with the acquisition of NTS Communications, Inc. (45)
10.122	Agreement of Principles dated March 17, 2008 by and between Xfone 018 Ltd. and Tiv Taam Holdings 1 Ltd. [Free Translation from Hebrew]. (46)
10.123	Compromise Agreement dated March 25, 2008, between Xfone, Inc., Story Telecom, Inc., Story Telecom Limited, Trecastle Holdings Limited and Nir Davison. (47)
10.124	Securities Purchase Agreement dated March 25, 2008, between Xfone, Inc., Trecastle Holdings Limited and Nir Davison. (47)
10.125
Third Amendment to Stock Purchase Agreement entered into as of April 25, 2008 by and among Chris Chelette, Robert Healea and Kevin Buxkemper, as Sellers’ Representative, NTS Communications, Inc. and Xfone, Inc. (48)

10.126	Irrevocable Option Agreement dated as of July 1, 2008 by and between Abraham Keinan and Guy Nissenson (49)
10.127	Indenture, entered into on December 13, 2007, as amended and restated on October 27, 2008, between Xfone, Inc. and Ziv Haft Trusts Company Ltd. (free translation from Hebrew). (51)
10.128	Form of warrant (free translation from Hebrew). (51)

10.129
Underwriting Agreement between Xfone, Inc., Excellence Nessuah Underwriting (1993) Ltd. and The First International & Co. - Underwriting and Investments Ltd., dated November 2, 2008 (free translation from Hebrew). (52)

10.130	Market Making Agreement dated December 24, 2008, by and between Xfone, Inc. and Harel Finance Trade & Securities Ltd. [Free translation from Hebrew] (54)
10.131	Second Amendment to Financial Services and Business Development Consulting Agreement dated January 15, 2010, by and between Xfone, Inc. and Dionysos Investments (1999) Ltd. (55)
10.132	Employment Agreement between NTS Communications, Inc. and Niv Krikov dated July 1, 2010. (59)
10.133	Agreement dated November 20, 2010 between Xfone, Inc., David Sela and Blokshtil Ltd. (English translation). (60)
10.134	Loan Agreement dated as of December 10, 2010, between Swiftnet Limited, Iddo Keinan, Xfone, Inc., Auracall Limited, Equitalk.co.uk Limited and Story Telecom Limited. (61)
10.135	General Release and Settlement Agreement dated December 28, 2010 between Xfone, Inc., and the selling shareholders of NTS Communications, Inc. (62)
10.136	Agreement dated January 29, 2010 by and between Xfone, Inc., Abraham Keinan, and AMIT K Limited. (63)
10.137	Agreement dated January 29, 2010 by and between Xfone, Inc. and Abraham Keinan. (63)
10.138	Agreement dated January 29, 2010 by and between Abraham Keinan, Guy Nissenson and Campbeltown Business Ltd. (63)
10.139	Securities Purchase Agreement dated effective as of March 23, 2010. (64)
10.140	Form of Subscription Agreement dated as of March 23, 2010. (64)
10.141	Contract dated May 14, 2010 by and between Xfone, Inc., Newcall Ltd., Margo Pharma, Ltd., and Marathon Telecom Ltd. [English translation] (65)
10.142	Employment Agreement entered into on June 30, 2010 between Xfone, Inc. and Guy Nissenson [Free translation from Hebrew] (66)
10.143	First Amendment to Consulting Agreement dated June 30, 2010 between Xfone, Inc. and Guy Nissenson (66)
10.144	Severance Agreement entered into on September 20, 2010 between Xfone, Inc. and Guy Nissenson. (67)
10.145	Third Amendment to Financial Services and Business Development Consulting Agreement dated December 27, 2010, by and between Xfone, Inc. and Dionysos Investments (1999) Ltd. (69)
10.146	First Amendment to Senior Promissory Note, Dated as of May 2, 2011 (71)
16.2	Letter dated June 1, 2010 from Stark Winter Schenkein & Co., LLP to the Securities and Exchange Commission. (58)
23.1	Consent of Baker Tilly Virchow Krause, LLP, Independent Registered Public Accounting Firm.*
23.3	Consent of Gersten Savage LLP (included as part of Exhibit 5).*

*Denotes exhibits filed herewith.

(1)	Denotes previously filed exhibits: filed on August 10, 2001 with Xfone, Inc.’s SB-2 Registration Statement.
(2)	Denotes previously filed exhibits: filed on October 16, 2001 with Xfone, Inc.’s SB-2/Amendment 1 Registration Statement.
(5)	Denotes previously filed exhibit: filed on March 3, 2003 with Xfone, Inc.’s SB-2/Post Effective Amendment 2 Registration Statement.
(6)	Denotes previously filed exhibit: filed on April 15, 2004 with Xfone’s, Inc. SB-2 Amendment 1 Registration Statement.
(7)	Denotes previously filed exhibit: filed on June 1, 2004 with Xfone, Inc.’s Form 8-K.
(8)	Denotes previously filed exhibit: filed on June 7, 2004 with Xfone, Inc.’s SB-2/Amendment 2 Registration Statement.
(9)	Denotes previously filed exhibit: filed on August 11, 2004 with Xfone’s, Inc. SB-2 Amendment 3 Registration Statement.
(10)	Denotes previously filed exhibit: filed on September 13, 2004 with Xfone’s, Inc. SB-2 Amendment 4 Registration Statement.
(11)	Denotes previously filed exhibits: filed on October 4, 2004 with Xfone, Inc.’s Form 8-K
(12)	Denotes previously filed exhibits: filed on November 29, 2004 with Xfone, Inc.’s Form 8-K.
(13)	Denotes previously filed exhibits; filed on March 31, 2005 with Xfone, Inc.’s Form 10-KSB.
(14)	Denotes previously filed exhibit: filed on August 22, 2005 with Xfone, Inc.’s Form 8-K.
(15)	Denotes previously filed exhibit: filed on August 31, 2005 with Xfone, Inc.’s Form 8-K.
(16)	Denotes previously filed exhibits: filed on October 3, 2005 with Xfone, Inc.’s Form 8-K.
(17)	Denotes previously filed exhibits: filed on October 11, 2005 with Xfone, Inc.’s Form 8-K/A #1.
(18)	Denotes previously filed exhibits: filed on November 29, 2005 with Xfone, Inc.’s Form 8-K.

(19)	Denotes previously filed exhibit: filed on January 23, 2006 with Xfone, Inc.’s Form 8-K/A #3.
(21)	Denotes previously filed exhibit: filed on January 31, 2006 with Xfone, Inc.’s Form 8-K.
(23)	Denotes previously filed exhibit: filed on May 16, 2006 with Xfone, Inc.’s Form 8-K.
(24)	Denotes previously filed exhibit: filed on May 30, 2006 with Xfone, Inc.’s Form 8-K.
(25)	Denotes previously filed exhibits: filed on June 20, 2006 with Xfone, Inc.’s Form 8-K.
(27)	Denotes previously filed exhibits: filed on July 31, 2006 with Xfone, Inc.’s Form 8-K.
(28)	Denotes previously filed exhibits: filed on November 14, 2006 with Xfone, Inc.’s Form 10-QSB.
(29)	Denotes previously filed exhibit: filed on November 22, 2006 with Xfone, Inc.’s Form 8-K.
(31)	Denotes previously filed exhibit: filed on December 28, 2006 with Xfone, Inc.’s Form 8-K.
(33)	Denotes previously filed exhibits: filed on February 8, 2007 with Xfone, Inc.’s Form 8-K.
(34)	Denotes previously filed exhibits; filed on March 30, 2007 with Xfone, Inc.’s Form 10-KSB.
(35)	Denotes previously filed exhibits: filed on May 31, 2007 with Xfone, Inc.’s Form 8-K.
(36)	Denotes previously filed exhibits: filed on August 15, 2007 with Xfone, Inc.’s Form 8-K.
(37)	Denotes previously filed exhibits: filed on August 22, 2007 with Xfone, Inc.’s Form 8-K.
(38)	Denotes previously filed exhibit: filed on August 27, 2007 with Xfone, Inc.’s Form 8-K.
(39)	Denotes previously filed exhibit: filed on October 23, 2007 with Xfone, Inc.’s Form 8-K.
(41)	Denotes previously filed exhibit: filed on November 5, 2007 with Xfone, Inc.’s Form 8-K.
(42)	Denotes previously filed exhibits: filed on December 14, 2007 with Xfone, Inc.’s Form 8-K.
(43)	Denotes previously filed exhibit: filed on February 14, 2008 with Xfone, Inc.’s Form 8-K.
(44)	Denotes previously filed exhibits: filed on February 26, 2008 with Xfone, Inc.’s Form 8-K.
(45)	Denotes previously filed exhibits: filed on March 6, 2008 with Xfone, Inc.’s Form 8-K.
(46)	Denotes previously filed exhibit: filed on March 17, 2008 with Xfone, Inc.’s Form 8-K.
(47)	Denotes previously filed exhibits: filed on March 25 with Xfone, Inc.’s Form 8-K.
(48)	Denotes previously filed exhibit: filed on May 1, 2008 with Xfone, Inc.‘s Form 8-K.
(49)	Denotes previously filed exhibit: filed on July 1, 2008 with Xfone, Inc.‘s Form 8-K.
(51)	Denotes previously filed exhibit: filed on October 28, 2008 with Xfone, Inc.‘s Form 8-K.
(52)	Denotes previously filed exhibit: filed on November 4, 2008 with Xfone, Inc.‘s Form 8-K.
(54)	Denotes previously filed exhibit: filed on December 24, 2008 with Xfone, Inc.‘s Form 8-K.
(55)	Denotes previously filed exhibit: filed on January 16, 2010 with Xfone, Inc.‘s Form 8-K.
(56)	Denotes previously filed exhibit: filed on April 1, 2010 with Xfone, Inc.‘s Form 10-K.
(58)	Denotes previously filed exhibit: filed on June 3, 2010 with Xfone, Inc.‘s Form 8-K/A.
(59)	Denotes previously filed exhibit: filed on July 1, 2010 with Xfone, Inc.‘s Form 8-K.
(60)	Denotes previously filed exhibit: filed on November 30, 2010 with Xfone, Inc.‘s Form 8-K.
(61)	Denotes previously filed exhibit: filed on December 11, 2010 with Xfone, Inc.‘s Form 8-K.
(62)	Denotes previously filed exhibit: filed on December 29, 2010 with Xfone, Inc.‘s Form 8-K.
(63)	Denotes previously filed exhibits: filed on January 29, 2010 with Xfone, Inc.‘s Form 8-K.
(64)	Denotes previously filed exhibits: filed on March 23, 2010 with Xfone, Inc.‘s Form 8-K.
(65)	Denotes previously filed exhibits: filed on June 1, 2010 with Xfone, Inc.’s Form 8-K.
(66)	Denotes previously filed exhibits: filed on June 30, 2010 with Xfone, Inc.’s Form 8-K.
(67)	Denotes previously filed exhibits: filed on September 20, 2010 with Xfone, Inc.’s Form 8-K.
(68)	Denotes previously filed exhibit: filed on November 18, 2010 with Xfone, Inc.’s Form 8-K
(69)	Denotes previously filed exhibit: filed on December 27, 2010 with Xfone, Inc.’s Form 8-K
(70)	Denotes previously filed exhibit: filed on March 18, 2011 with Xfone, Inc.’s Form 10-K
(71)	Denotes previously filed exhibit: filed on May 2, 2011 with Xfone, Inc.’s Form 8-K